                                                                    EXHIBIT 99.1


                       AGREEMENT OF LIMITED PARTNERSHIP



                                      OF



                        MERIDIAN REALTY PARTNERS, L.P.
                        a Delaware limited partnership


================================================================================


               THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP IN FORM AND SUBSTANCE, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

                               TABLE OF CONTENTS

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                                                                          Page
1.   DEFINED TERMS......................................................     1

2.   ORGANIZATIONAL MATTERS.............................................    15
         2.1    Organization............................................    15
         2.2    Name....................................................    15
         2.3    Registered Office and Agent; Principal Office...........    16
         2.4    Power of Attorney.......................................    16
         2.5    Term....................................................    17

3.   PURPOSE............................................................    17
         3.2    Powers..................................................    18
         3.3    Partnership Only For Purposes Specified.................    18
         3.4    Representations and Warranties by the Limited Partners..    18

4.   CAPITAL CONTRIBUTIONS..............................................    21
         4.1    Capital Contributions of the Original Partners..........    21
         4.2    Additional Limited Partners.............................    21
         4.3    Loans by Third Parties..................................    22
         4.4    Additional Funding and Capital Contributions............    22
         4.5    No Interest-, No Return.................................    23

5.   DISTRIBUTIONS......................................................    23
         5.1    Requirement and Characterization of Distributions.......    23
         5.2    Distributions in Kind...................................    24
         5.3    Amounts Withheld........................................    24
         5.4    Distribution Upon Liquidation...........................    24

6.   ALLOCATIONS........................................................    24
         6.1    Timing and Amount of Allocations of Net Income and
                Net Loss................................................    24
         6.2    General Allocations.....................................    24
         6.3    Additional Allocation Provisions........................    25
         6.4    Tax Allocations.........................................    27
         6.5    Other Provisions........................................    28

7.   MANAGEMENT AND OPERATIONS OF BUSINESS..............................    28
         7.1    Management..............................................    28
         7.2    Certificate of Limited Partnership......................    32

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

         7.3    Restrictions on General Partner's Authority.............    32
         7.4    Reimbursement of the General Partner....................    35
         7.5    Other Business of General Partner.......................    35
         7.6    Contracts with Affiliates...............................    36
         7.7    Indemnification.........................................    36
         7.8    Liability of the General Partner........................    38
         7.9    Other Matters Concerning the General Partner............    39
         7.10   Ownership of Partnership Assets.........................    40
         7.11   Reliance by Third Parties...............................    40

8.   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.........................    41
         8.1    Limitation of Liability.................................    41
         8.2    Management of Business..................................    41
         8.3    Outside Activities of Limited Partners..................    41
         8.4    Return of Capital.......................................    42
         8.5    Rights of Limited Partners-, Relation to the
                 Partnership............................................    42
         8.6    Redemption Rights.......................................    43
         8.7    Partnership Right to Call Limited Partner Interests.....    46
         8.8    General Partner's Right to Trigger Redemptions..........    46
         8.9    Other Redemptions.......................................    47

9.   BOOKS, RECORDS, ACCOUNTING AND REPORTS.............................    47
         9.1    Books and Accounting....................................    47
         9.2    Fiscal Year.............................................    48
         9.3    Reports.................................................    48

         10.  TAX MATTERS...............................................    48
         10.1   Preparation of Tax Returns..............................    48
         10.2   Tax Elections...........................................    48
         10.3   Tax Matters Partner.....................................    49
         10.4   Withholding.............................................    50

11.  TRANSFERS AND WITHDRAWALS..........................................    51
         11.1   Transfer................................................    51
         11.2   Transfer of General Partner's Partnership Interest......    51
         11.3   Limited Partners' Rights to Transfer....................    52
         11.4   Substituted Limited Partners............................    54
         11.5   Assignees...............................................    55
         11.6   General Provisions......................................    55

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

12.  ADMISSION OF PARTNERS..............................................    57
         12.1   Admission of Successor General Partner..................    57
         12.2   Admission of Original Limited Partners..................    57
         12.3   Admission of Additional Limited Partners................    57
         12.4   Amendment of Agreement and Certificate of Limited
                 Partnership............................................    58

13.  DISSOLUTION, LIQUIDATION AND TERMINATION...........................    58
         13.1   Dissolution.............................................    58
         13.2   Winding Up..............................................    59
         13.3   Notice of Dissolution...................................    61
         13.4   Cancellation of Certificate of Limited Partnership......    61
         13.5   Reasonable Time for Winding-Up..........................    61

14.  PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS;
     MEETINGS...........................................................    61
         14.1   Procedures for Actions and Consents of Partners.........    61
         14.2   Amendments..............................................    61
         14.3   Meetings of the Partners................................    62

15.  GENERAL PROVISIONS.................................................    63
         15.1   Addresses and Notice....................................    63
         15.2   Titles and Captions.....................................    63
         15.3   Pronouns and Plurals....................................    63
         15.4   Further Action..........................................    63
         15.5   Binding Effect..........................................    63
         15.6   Waiver..................................................    64
         15.7   Time of Essence.........................................    64
         15.8   Counter-parts...........................................    64
         15.9   Applicable Law..........................................    64
         15.10  Entire Agreement........................................    64
         15.11  Invalidity of Provisions................................    65
         15.12  Limitation to Preserve REIT Status......................    65
         15.13  No Partition............................................    66
         15.14  No Third-Party Rights Created Hereby....................    66

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         MERIDIAN REALTY PARTNERS, L.P.



     THIS AGREEMENT OF LIMITED PARTNERSHIP OF MERIDIAN REALTY PARTNERS, L.P. (the "Agreement") dated as of ____________, 1998, is entered into by and among MIT UNSECURED, INC., a wholly-owned California subsidiary of Meridian Industrial Trust, Inc., as the General Partner, and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any
   ---------
other Persons who become Partners in the Partnership as provided herein.

 1.  DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "ACT" means the Delaware Revised Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

     "ACTIONS" has the meaning set forth in Section 7.7(a) hereof.

     "ADDITIONAL FUNDS" has the meaning set forth in Section 4.4(a) hereof.

     "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 or Section 4.4(d) and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

     "ADJUSTED CAPITAL ACCOUNT BALANCE" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

     (a) decrease such deficit by any amounts that the Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of the Partner's Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Tre asury Regulations; and

     (b) increase such deficit by the items described in Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

The foregoing definition of "Adjusted Capital Account Balance" is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

     "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGREEMENT" means this Agreement of Limited Partnership of Meridian Realty Partners, L.P., as it may be amended, supplemented or restated from time to time.

     "APPRAISAL' means, with respect to any assets, the written opinion of the value of such assets of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith.

     "ASSIGNEE" means a Person to whom one or more Partnership Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

     "AVAILABLE CASH" means, with respect to any period for which such calculation is being made, except as otherwise herein provided, the cash receipts of the Partnership, from whatever source derived, minus all Partnership expenditures, including Partnership expenses, capital expenditures, and principal payments on Partnership indebtedness, minus all amounts used by the General Partner, in its sole judgment, to create or enhance Partnership reserves, plus all amounts which the General Partner, in its sole discretion, releases from Partnership reserves; provided, however, that Available Cash shall not include any Capital Contributions or any proceeds attributable to Terminating Capital Transactions.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco, California, or New York, New York, are authorized or required by law to close. -

     "CAPITAL ACCOUNT" means, with respect to any Partner, the capital account maintained for such Partner on the Partnership's books and records in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

     "CAPITAL CONTRIBUTION" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such partner contributes to the Partnership pursuant to Section 4.1, Section 4.2 or
Section 4.4 hereof.

     "CASH AMOUNT" means an amount of cash equal to the Value of the REIT Shares Amount determined as of the applicable Valuation Date.

     "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware as amended from time to time in accordance with the terms hereof and the Act.

     "CHARTER" means the Third Amended and Restated Articles of Incorporation of Meridian filed with the Maryland State Department of Assessments and Taxation on April 1, 1996, as amended, supplemented or restated from time to time.

     "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto.

     "CONSENT" means the consent to, approval of, or vote on a . proposed action by a Partner given in accordance with Article 14 hereof.

     "CONSENT OF THE LIMITED PARTNERS" means the Consent of a Majority In Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority In Interest of the Limited Partners, in their reasonable discretion.

     "CONSTRUCTIVELY OWN" means ownership determined through the application of the ownership attribution rules of Section 318 of the Code, as modified by
Section 856(d)(5) of the Code.

     "CONTRIBUTED PROPERTY" means each Property or other asset, but excluding cash, contributed to the Partnership as a Capital Contribution.

     "CONTROLLED ENTITY" means, as to any Limited Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Limited Partner or such Limited Partner's Family Members, (b) any trust, whether or not revocable, of which such Limited Partner or such Limited Partner's Family Members are the sole beneficiaries, (c) any partnership of which such Limited Partner is the managing partner and in which such Limited Partner or such Limited Partner's Family Members hold partnership interests representing at least twenty-five percent (25%) of such partnership's capital and profits and (d) any limited liability company of which such Limited Partner is the manager and in which such Limited Partner or such Limited Partner's Family Members hold membership interests representing at least twenty-five percent (25%) of such limited liability company's capital and profits.

     "CONVERSION FACTOR" means 1.0; provided, however, that:

     (a) in the event that Meridian (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor previously in effect by an amount equal to the quotient of (1) the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time), divided by (2) the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

     (b) in the event that Meridian distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a "Distributed Right"), then the Conversion Factor shall be adjusted by multiplying the Conversion Factor previously in effect by a fraction (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the sum of the number of REIT Shares issued and outstanding on the record date plus a fraction,
(1) the numerator of which is the product of the maximum number of REIT Shares purchasable under such Distributed Rights multiplied by the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced number of REIT Shares or any change in the minimum purchase price for the purposes of the above calculations; and

     (c) in the event that Meridian shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (a) above), which evidences of indebtedness or assets relate to assets not received by Meridian pursuant to a pro rata distribution by the Partnership, then the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by an amount equal to the quotient of (i) the Value of a REIT Share on the date fixed for such determination, divided by
(ii) the Value of a REIT Share on the date fixed for such determination less the then fair market value (as determined in good faith by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Any adjustments to the Conversion Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event; provided, however, that any Limited Partner may waive, by written notice to the General Partner, the effect of any adjustment that would increase the Conversion Factor applicable to the Partnership Units held by such Limited Partner, and, thereafter, such adjustment will not be effective as to such Partnership

Units. For illustrative purposes, examples of adjustments to the Conversion Factor are set forth on Exhibit B attached hereto.

     "DEPRECIATION" means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "FAMILY MEMBERS" means, as to a Person that is an individual, (a) such Person's spouse, (b) such Person's lineal ancestors, (c) such Person's lineal descendants (whether by blood or by adoption), (d) such Person's brothers and sisters, (e) inter vivos or testamentary trusts of which only such Person and/or his spouse, lineal ancestors, lineal descendants (whether by blood or by adoption), brothers and/or sisters are beneficiaries and (f) any partnership or limited liability company all of whose partners or members comprise such Person and/or his spouse, lineal ancestors, lineal descendants (whether by blood or by adoption), brothers and/or sisters and/or inter vivos or testamentary trusts of which only such Person and/or his spouse, lineal ancestors, lineal descendants (whether by blood or by adoption), brothers and/or sisters arc beneficiaries.

     "FISCAL YEAR" means the annual accounting period of the Partnership for book and tax purposes.

     "FUNDING NOTICE" has the meaning set forth in Section 4.4(b) hereof.

     "GENERAL PARTNER" means MIT Unsecured, Inc., a California corporation and Qualified REIT Subsidiary of Meridian, and its successors and assigns as the general partner of the Partnership, in its capacity as general partner of the Partnership.

     "GENERAL PARTNER INTEREST" means the Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Partnership Units.

     "GENERAL PARTNER LOAN" has the meaning set forth in Section 4.4(c) hereof.

     "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Gross Asset Value of any asset contributed by a Limited Partner to the Partnership shall be set forth on the Partner Schedule with respect to such Limited Partner.

     (b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), clause (iv) or clause (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

          (i) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.4 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.4 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          (iii)  the liquidation of the Partnership within the meaning of
Section 1.704l(b)(2)(ii)(g) of the Treasury Regulations;

          (iv)   upon the admission of a successor General Partner pursuant to
Section 12.1 hereof, and

          (v) at such other times as the General Partner shall reasonably determine is necessary or advisable in order to comply with Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations.

     (c) The Gross Asset Value of any Partnership ' asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributes and the General Partner, provided that, if the distributes is the General Partner or if the distributor and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

     (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

     (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

     "HOLDER" means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for federal income tax purposes.

     "HOLDING PERIOD" means a consecutive period of time set forth in the relevant Partner Schedule, commencing on the day of either the admission of such party as a Limited Partner in the Partnership or the Transfer of Partnership Units to such party.

     "INCAPACITY" or "INCAPACITATED" means, (a) as to any Partner who is an individual, death, other physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (b) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (c) as to any Partner that is a partnership, the dissolution and commencement of winding up of such partnership; (d) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (e) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (i) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (iii) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (iv) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (i) above, (v) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (vi) any proceeding seeking liquidation, reorganization or other relief against a Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (vii) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (viii) an appointment referred to in clause (vii) above is not vacated within ninety (90) days after the expiration of any such stay.

     "INDEMNITEE" means any Person made a party to a proceeding by reason of its status as (a) the General Partner, (b) a director of the General Partner, (c) an officer or employee of the Partnership, the General Partner or any Affiliate of the Partnership or the General Partner, or (d) any Affiliate of the Partnership or the General Partner.

     "INTEREST" means interest, original issue discount and other similar payments or amounts payable by the Partnership for the use or forbearance of money.

     "IRS" means the Internal Revenue Service, and any successor organization, which administers the Code.

     "LIMITED PARTNER" means any Person named as a Limited Partner in Exhibit A
                                                                      ---------
attached hereto, as such Exhibit A may be amended from time to time, or any
                    -------------
Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

     "LIMITED PARTNER INTEREST" means a Partnership interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

     "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

     "LIQUIDATOR" has the meaning set forth in Section 13.2(a) hereof.

     "MAJORITY IN INTEREST OF THE LIMITED PARTNERS" means those Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate more than fifty percent (50%) of the aggregate Partnership Units of all Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner).

     "MERIDIAN" means Meridian Industrial Trust, Inc., a Maryland corporation.

     "MERIDIAN TRANSACTION" means (a) a merger or consolidation of Meridian with any Person, whether effected as a single transaction or a series of related transactions, in which Meridian is not the continuing or surviving entity, or
(b) the transfer, directly or indirectly, of all or substantially all of the assets of Meridian (whether by sale, merger, consolidation, liquidation or otherwise) to any Person or Persons, whether effected as a single transaction or a series of related transactions.

     "NET INCOME" or "NET LOSS" means, for each Fiscal Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of 'Net Income,' or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

     (b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to
Section 1.704- 1 (b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or a Net Loss, shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

     (c) In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

     (d) Gain or loss resulting from any disposition of properly with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the (Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

     (e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year; and

     (f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Section 1.7041(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss.

Notwithstanding any other-provision of this definition of "Net Income" or "Net Loss," any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

     "NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations, and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Section 1.704-2(c) of the Treasury Regulations.

     "NONRECOURSE LIABILITY" has the meaning set forth in Section 1.752-1 (a)(2) of the Treasury Regulations.

     "NOTICE OF REDEMPTION" means the Notice of Redemption substantially in the form of Exhibit C attached to this Agreement.

     "ORIGINAL LIMITED PARTNERS" means each Person executing a Partner Schedule together with the General Partner and being admitted to the Partnership either as an initial Limited Partner or as an Additional Limited Partner; provided, however, that "Original Limited Partners" does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person-The initial Original Limited Partners are listed on Exhibit A attached hereto.
                                                    ---------

     "OWNERSHIP LIMIT" means the applicable restriction on ownership of shares of the capital stock of Meridian imposed under the Charter.

     "PARTNER" means the General Partner or a Limited Partner, and "PARTNERS" means the General Partner and the Limited Partners.

     "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

     "PARTNER NONRECOURSE DEBT" has the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

     "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations, and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Section 1.704-2(i)(2) of the Treasury Regulations.

     "PARTNER SCHEDULE" means a schedule, substantially in the form attached hereto as Exhibit D and executed by the General Partner and a Limited Partner
          ---------
(including any Original

Limited Partner and any Substituted Limited Partner), that shall set forth, with respect to a Limited Partner to which Partnership Units are issued pursuant to this Agreement, (a) the Gross Asset Values, as determined by the General Partner and agreed to by the contributing Limited Partner, for any Contributed Properties contributed by such contributing Limited Partner, (b) the Partnership Units initially issued to such Limited Partner, (c) the Preferred Return Per Unit, (d) the Specific Adjustment Factor, (e) any Specific Adjustments, (f) the applicable Holding Periods, and (g) such other matters to which the General Partner and such Limited Partner agree.

     "PARTNERSHIP" means the limited partnership formed pursuant to this Agreement under the Act, and any successor thereto.

     "PARTNERSHIP INTEREST" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and. includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

     "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Section 1.704-2(b)(2) of the Treasury Regulations, and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Section 1.704-2(d) of the Treasury Regulations.

     "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5. 1 (a) hereof, which record date shall generally be the same as the record date established by Meridian for a distribution to its stockholders of some or all of its portion of such distribution.

     "PARTNERSHIP UNIT" means a fractional share of the Partnership Interests of all , Partners issued pursuant to Section 4.1, Section 4.2 or Section 4.4 hereof equal as to any specific Partner to the quotient of (a) such Partner's Capital Contribution divided by (b) the Value of a REIT Share determined as of the date such Capital Contribution was made; provided, however, that the General Partner Units and the Limited Partner Units shall have the differences in rights and privileges specified in this Agreement. The ownership of Partnership Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by the form of certificate for Partnership Units attached hereto as Exhibit E.

     "PERMITTED TRANSFER" has the meaning set forth in Section 11.3(a) hereof.

     "PERSON" means a natural person or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

     "PLEDGE" has the meaning set forth in Section 11.3(a) hereof.

     "PREFERRED RETURN PER UNIT" means, as to a Limited Partner or its Assignee (including, without limitation, the General Partner following the acquisition of Tendered Units pursuant to Section 8.6 hereof), the amount specified as such on the Partner Schedule with respect to such Limited Partner. The Preferred Return per Unit need not be the same amount for each Limited Partner or Assignee or with respect to each Partnership Unit.

     "PROPERTIES" means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, purchase contracts, interests in corporations, limited liability companies, joint ventures or partnerships, and interests in mortgages and other debt instruments that the Partnership may hold from time to time.

     "QUALIFIED REIT SUBSIDIARY" means a Subsidiary of Meridian that is a

     "QUALIFIED REIT SUBSIDIARY" within the meaning of Section 856(i)(2) of the Code.

     "QUALIFIED TRANSFEREE" means an accredited investor, as defined in Rule 501 promulgated under the Securities Act.

     "REDEMPTION" has the meaning set forth in Section 8.6(a) hereof

     "REDEMPTION AMOUNT" means either the Cash Amount or the REIT Shares Amount, as determined by the General Partner in its sole and absolute discretion. A Tendering Party shall have no right, without the General Partner's express written consent, to receive the Redemption Amount in the form of the REIT Shares Amount.

     "REDEMPTION RIGHT" has the meaning set forth in Section 8.6(a) hereof.

     "REGULATORY ALLOCATIONS" has the meaning set forth in Section 6.3(b)(viii) hereof.

     "REIT" means a real estate investment trust qualifying under Code Section 856.

     "REIT PARTNER" has the meaning set forth in Section 15.12 hereof.

     "REIT PAYMENT" has the meaning set forth in Section 15.12 hereof.

     "REIT REQUIREMENTS" has the meaning set forth in Section 5.1(b) hereof.

     "REIT SHARE" means a share of Meridian's Common Stock or, in connection with a Meridian Transaction, the number of shares of stock, other securities, cash, or other property which a holder of Meridian Common Stock is entitled to receive in exchange for one share of Meridian Common Stock.

     "REIT SHARES AMOUNT" means a number of REIT Shares equal to the product of
(a) the number of Tendered Units, (b) the Conversion Factor and (c) the applicable Specific Adjustment Factor, taking into account any applicable Specific Adjustments; provided, however, that, in the event that Meridian issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling Meridian's shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "Rights"), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner in good faith.

     "RELATED PARTY" means, with respect to any Person, any other Person whose ownership of shares of Meridian's capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(13)).

     "SEC" means the Securities and Exchange Commission, and any successor organization.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "SPECIFIC ADJUSTMENT FACTOR" means, as to a Limited Partner or its Assignee, the amount specified as such on the Partner Schedule with respect to such Limited Partner; provided, however, that, if no such amount is specified on such Partner Schedule, the Specific Adjustment Factor shall be 1.0. The Specific Adjustment Factor need not be the same for each Limited Partner and Assignee.

     "SPECIFIC ADJUSTMENTS" means, as to a Limited Partner or its Assignee, the adjustments, if any, specified as such on the Partner Schedule with respect to such Limited Partner. The Specific Adjustments need not be the same for each Limited Partner and Assignee.

     "SPECIFIED REDEMPTION DATE" means the thirtieth (30th) calendar day (or, if such day is not a Business Day, the next following Business Day) after the receipt by the General Partner of a Notice of Redemption given in compliance with the provisions of Section 8.6; provided, further, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the General Partner pursuant to Section 8.6(b) hereof, on any Specified Redemption Date, may be deferred, in the General Partner's sole and absolute discretion, for such time (but in any event not more than ninety (90) days) as may reasonably be required to effect, as applicable, (a) necessary funding arrangements, (b) compliance with the Securities Act or other law (including, but not limited to, state "blue sky" or other securities laws) and
(c) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature.

     "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the voting power or the outstanding equity interests is owned, directly or indirectly, by such Person.

     "SUBSTITUTED LIMITED PARTNER" means an Assignee who is admitted as a Limited Partner to the Partnership pursuant to Section 1 1.4 hereof.

     "TAX ITEMS" has the meaning set forth in Section 6.4(a) hereof.

     "TENANT" means any tenant from which Meridian derives rent, either directly or indirectly through a Subsidiary, including the Partnership.

     "TENDERED UNITS" has the meaning set forth in Section 8.6(a) hereof.

     "TENDERING PARTY" has the meaning set forth in Section 8.6(a) hereof.

     "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

     "TRANSFER" when used with respect to a Partnership Unit or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that, when the term is used in Article I I hereof, Transfer does not include (a) any Redemption -of Partnership Units by the Partnership, or acquisition of Tendered Units by the General Partner, pursuant to Section 8.6 hereof or (b) any redemption of Partnership Units pursuant to Section 8.7 or
Section 8.8 hereof. The terms "Transferred" and "Transferring" have correlative meanings.

     "TREASURY REGULATIONS" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "UNITHOLDER" means a Holder of Partnership Units.

     "VALUATION DATE" means (a) in the case of a tender of Partnership Units for Redemption, the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day or (b) in any other case, the date specified in this Agreement.

     "VALUE" means, on any Valuation Date with respect to a REIT Share, the average of the daily market price for each of the twenty (20) trading days on which a REIT Share was in fact traded immediately preceding the Valuation Date. The market price for any such trading day shall be:

     (a) if the REIT Shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing sale price thereon for such day, as reported in the principal consolidated transaction reporting system,

     (b) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source reasonably designated by the General Partner, or_

     (c) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source reasonably designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be as reasonably determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

 2.  ORGANIZATIONAL MATTERS

     2.1  Organization.
          ------------

     The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.

     2.2  Name.
          ----

     The name of the Partnership is Meridian Realty Partners, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of Meridian or any Affiliate thereof. The words "Limited Partnership," "L.P," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners. If at any time neither the General Partner, Meridian, nor a Qualified REIT Subsidiary of Meridian is a General Partner of the Partnership, the Partnership shall change its name to a name that does not include the names "Meridian" or "MIT".

     2.3  Registered Office and Agent; Principal Office.
          ---------------------------------------------

     The Partnership's registered office and agent in the State of Delaware are as set forth in the Certificate. The principal office of the Partnership is located at 455 Market Street, 17th Floor, San Francisco, CA 94105. The Partnership may maintain offices at such other place or places as the General Partner deems advisable. The General Partner, in its sole and absolute discretion, may from time to time cause the Partnership to change its registered office or agent in the State of Delaware or the location of its principal office. The General Partner shall cause the Partnership to register and qualify to do business in California and each other jurisdiction in which such action is appropriate.

     2.4  Power of Attorney.
          -----------------

     (a) Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

          (i) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to for-in, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all instruments, relating to the admission, withdrawal, removal or substitution of any Partner pursuant t:--, or other events described in, Article I 1, Article 12 or Article 13 hereof or the Capital Contribution of any Partner; and (D) all certificates, documents and other instruments reflecting the rights, preferences and privileges relating to Partnership Interests; and

          (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner, to effectuate the terms or intent of this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and 2 special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units or Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney; and each such Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

     2.5  Term.
          ----

     The term of the Partnership shall commence on the date that the original Certificate is filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until December 31, 2096 unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

 3.  PURPOSE

     3.1  Purpose and Business.
          --------------------

     The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, but not limited to, (a) the business of owning, managing, acquiring and developing industrial and suburban office or other real estate rental properties, (b) entering into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, and (c) doing anything necessary or incidental to the foregoing; provided, however, such business and arrangements and interests may be limited to and conducted in such a manner as to permit the General Partner, in its sole and absolute discretion, at all times to be classified as a REIT.

     3.2  Powers.
          ------

     (a) The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, the creation of one or more classes of Limited Partners whose rights, powers and duties are set forth in this Agreement and the Partner Schedules.

     (b) Notwithstanding ' any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in - its sole and absolute discretion, (i) could adversely affect the ability of Meridian to continue to qualify as a REIT, (ii) could subject Meridian to any additional taxes under Code Section 857 or Code Section 4981 or (iii) could violate any law' or regulation of any governmental body or agency having jurisdiction over Meridian, its securities, the General Partner, or the Partnership.

     3.3  Partnership Only For Purposes Specified.
          ---------------------------------------

     The Partnership shall be a limited partnership only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

     3.4  Representations and Warranties by the Limited Partners.
          ------------------------------------------------------

     (a) Each Limited Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents and warrants to the Partnership, the General Partner and each other Limited Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Limited Partner will not result in a breach or violation of, or a default under, any material agreement by which such Limited Partner or any of such Limited Partner's property is bound, or any statute, regulation, order or other law to which such Limited Partner is subject, (ii) such Limited Partner is neither a "foreign person" within the meaning of Code Section 1445(o nor a "foreign partner" within the meaning of Code Section 1446(e), and (iii) this Agreement is binding upon, and enforceable against, such Limited Partner in accordance with its terms.

     (b) Each Limited Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to the Partnership, the General Partner and each other Limited Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, director(s) and/or shareholders), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership, or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Limited Partner or any of such Limited Partner's properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or arc bound, or any statute, regulation, order or other law to which such Limited Partner or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Limited Partner is neither a "foreign person" within the meaning of Code Section 1445(f) nor a "foreign partner" within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Limited Partner in accordance with its terms.

     (c) Each Limited Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Limited Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

     (d) Each Limited Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited. Partner or Substituted Limited Partner) represents and warrants that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

     (e) Each Limited Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents and warrants as follows:

          (i) Except as provided in the Limited Partner's Partner Schedule, the Limited Partner does not and will not, without the prior written consent of the General Partner, which consent may be withheld in the General Partner's absolute discretion, own or Constructively Own (A) with respect to any Tenant that is a corporation, any stock of such Tenant, and (B) with respect to any Tenant that is not a corporation, any interest in the assets or net profits of such Tenant;

          (ii) Except as provided in the Limited Partner's Partner Schedule, the Limited Partner does not and will not, without the prior written consent of the General Partner, which consent may be withheld in the General Partner's absolute discretion, own or Constructively Own any REIT Shares other than the REIT Shares which the Limited Partner may acquire as a result of a Redemption; and

          (iii) Upon request of the General Partner given at any time or from time to time, the Limited Partner will promptly disclose to the General Partner all interests described in subparagraph (i) of this paragraph (e) that the Limited Partner owns or Constructively Owns and all REIT Shares that the Limited Partner owns or Constructively Owns.

     (f) Each Limited Partner hereby acknowledges that if, for any reason, (i) any of the Limited Partner's representations and warranties set forth in Section 3.4(e)(i) or 3.4(e)(ii) are violated or (ii) the Limited Partner violates the Ownership Limit, some or all of the REIT Shares owned by the Limited Partner may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Charter.

     (g) The representations and warranties contained in Sections 3.4(a), 3.4(b), 14(c), 3.4(d) and 3.4(e) hereof shall survive the execution and delivery of this Agreement by each Limited Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership. The General Partner may, in its sole and absolute discretion on behalf of the Partnership and its Partners, grant waivers and exceptions to the representations and warranties contained in Sections 3.4(a), 3.4(b), 3.4(c), 3.4(d) and 3.4(c) hereof, but any such waiver or exception must be in writing, must refer to this Section 3.4(g) and must describe with particularity the representation or warranty as to which such waiver or exception shall apply. The General Partner may also, in its sole and absolute discretion on behalf of the Partnership and its Partners, condition the admission to the Partnership of a Limited Partner (including Original Limited Partners, Additional Limited Partners, and Substituted Limited Partners) upon such Person making such representations and warranties in addition to those set forth in this Section
3.4 as the General Partner deems appropriate.

     (h) EACH LIMITED PARTNER (INCLUDING, WITHOUT LIMITATION, EACH SUBSTITUTED LIMITED PARTNER AS A CONDITION TO BECOMING A SUBSTITUTED LIMITED PARTNER) HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS AS TO POTENTIAL PROFIT, TAX CONSEQUENCES OF ANY SORT (INCLUDING, WITHOUT LIMITATION, THE TAX CONSEQUENCES RESULTING FROM MAKING A CAPITAL CONTRIBUTION, BEING ADMITTED TO THE PARTNERSHIP OR BEING ALLOCATED TAX ITEMS), CASH FLOWS, FUNDS FROM OPERATIONS OR YIELD, IF ANY, IN RESPECT OF THE PARTNERSHIP, THE GENERAL PARTNER OR MERIDIAN HAVE

BEEN MADE BY ANY PARTNER OR ANY EMPLOYEE OR REPRESENTATIVE OR AFFILIATE OF ANY PARTNER, AND THAT PROJECTIONS AND ANY OTHER INFORMATION, INCLUDING, WITHOUT LIMITATION, FINANCIAL AND DESCRIPTIVE INFORMATION AND DOCUMENTATION, THAT MAY HAVE BEEN IN ANY MANNER SUBMITTED TO "SUCH LIMITED PARTNER SHALL NOT CONSTITUTE ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED.

4.   CAPITAL CONTRIBUTIONS

     4.1  Capital Contributions of the Original Partners.
          ----------------------------------------------

     At the time of the execution of this Agreement, each Original Limited Partner shall make the Capital Contribution as set forth in the Partner Schedule for such Partner, and the General Partner shall make the Capital Contribution shown on Exhibit A attached hereto. Each Original Limited Partner shall own Partnership Units in the amount set forth for such Partner in the Partner Schedule with respect to such Partner, as the same may be amended from time to time. The General Partner shall initially own Partnership Units in the amount set forth for the General Partner on Exhibit A attached hereto. Except as provided in a particular Partner Schedule, by law or in Section 4.4(d) or
Section 10.4 hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.

     4.2  Additional Limited Partners.
          ---------------------------

     The General Partner is authorized to admit one or more Additional Limited Partners to the Partnership from time to time, on terms and conditions and for such Capital Contributions as may be established by the General Partner in its reasonable discretion. No action or consent by the Limited Partners shall be required in connection with the admission of any additional Limited Partner. In the sole and absolute discretion of the General Partner, the Partnership may acquire in the future additional Properties by means of Capital Contributions by other Persons, which Capital Contributions shall be set forth in one or more Partner Schedules. Persons making such Capital Contributions and executing such Partner Schedules together with the General Partner shall be admitted to the Partnership as Additional Limited Partners, with such number of Partnership Units, Preferred Returns Per Unit, Specific Adjustment Factors and Specific Adjustment Limitations as are set forth in such Partner Schedules. To the extent that the Partnership acquires in the future any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Additional Limited Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in one or more Partner Schedules.

     4.3  Loans by Third Parties.
          ----------------------

     The Partnership may incur or assume indebtedness, or enter into other similar credit, guarantee, financing or refinancing arrangements, for any purpose (including, without limitation, in connection with any further acquisition of Properties from any Person), upon such terms as the General Partner determines appropriate; provided, however, that the Partnership shall not incur or assume any indebtedness under which a breach, violation or default would be deemed to occur by virtue of the Transfer of any Limited Partner Interest or General Partner Interest; provided, further, that any such indebtedness shall be nonrecourse to the General Partner unless the General Partner otherwise agrees.

     4.4  Additional Funding and Capital Contributions.
          --------------------------------------------

     (a)  General. The General Partner may, at any time and from time to time,
          -------
determine that the Partnership requires additional funds ("Additional Funds") for the acquisition or development of Properties or for such other purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with the terms of this Section 4.4 or, alternatively, the terms of Section 4.3 hereof. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

     (b)  Notice of Additional Funds Requirement. The General Partner may, but
          --------------------------------------
shall not be required to, give written notice (the "Funding Notice") to the Limited Partners of the need for Additional Funds and the anticipated source(s) thereof.

     (c)  General Partner Loans. Whether or not a Funding Notice is given to the
          ---------------------
Limited Partners, the General Partner may lend the Additional Funds to the Partnership (a "General Partner Loan"). All General Partner Loans shall be on terms and conditions no less favorable to the Partnership than would be available to the Partnership from institutional lenders.

     (d)  Additional General Partner Contributions: Additional Limited Partners.
          ---------------------------------------------------------------------
Whether or not a Funding Notice is given to the Limited Partners, the General Partner on behalf of the Partnership may raise all or any portion of the Additional Funds by making additional Capital Contributions and/or accepting additional Capital Contributions from any other Partners and/or third parties and either (i) in the case of a Partner (including the General Partner), increasing such Partner's Partnership Units or (ii) in the case of a third party, admitting such third party as an Additional Limited Partner as contemplated by Section 4.2 of this Agreement. Subject to the terms of this
Section 4.4 and to the definition of "Gross Asset Value," the General Partner shall determine in good faith the amount, terms and conditions of such additional Capital Contributions; provided, however, that, in the case of an additional Capital Contribution by the General Partner, the Partnership shall issue to the General Partner the number of Partnership Units derived by dividing
(A) the amount of the additional Capital Contribution (net of any liabilities assumed or taken subject to by the Partnership) by (B) the Value of a REIT Share determined as of the date of such Capital Contribution.

     4.5  No Interest-, No Return.
          -----------------------

     No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

5.   DISTRIBUTIONS

     5.1  Requirement and Characterization of Distributions.
          -------------------------------------------------

     (a) The General Partner shall cause the Partnership to distribute quarterly (or, with respect to a particular Holder of Partnership Units, in installments upon such other frequency as may be provided in the relevant Partner Schedule) all, or such portion as the General Partner may in its sole and absolute discretion determine, of Available Cash generated by the Partnership during such, quarter (or other period) to the Unitholders on the Partnership Record Date with respect to such quarter (or other period) as follows:

          (i) First, to each Holder of Partnership Units, pari passu, an amount equal to the sum of (A) the product of (1) the Preferred Return per Unit for such Holder (or its predecessor) for such quarter (or for such other period as is provided in the relevant Partner Schedule) and (2) the number of Partnership Units held by such Holder as of the Partnership Record Date and (B) any unpaid amounts previously distributable to such Holder (or its predecessor) under this
Section 5.1(a)(i); provided, however, that, except as may otherwise be provided in a particular Partner Schedule, the amount distributable pursuant to clause
(A) to any Additional Limited Partner admitted to the Partnership in the quarter immediately preceding and ending with such Partnership Record Date shall be prorated based upon the number of days that such Additional Limited Partner was a Holder of Partnership Units during such quarter; and

          (ii) Second, the balance, (A) ninety-nine percent (99%) to the General Partner and (B) one percent (1%) to the Holders of Partnership Units (including, without limitation, the General Partner), in proportion to the number of Partnership Units held by each as of the Partnership Record Date.

     (b) The General Partner in its sole and absolute discretion may distribute to the Unitholders Available Cash in accordance with the foregoing priorities on a more frequent basis and provide for an appropriate record date. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Meridian's qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable Meridian to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and Treasury Regulations (the "REIT Requirements") and (ii) avoid the imposition of any federal income or excise tax liability on Meridian.

     5.2  Distributions in Kind.
          ---------------------

          No right is given to any Unitholder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Unitholders, and, subject to Section 8.8 hereof, shall use its good faith efforts to cause any such assets to be distributed in such a fashion as to cause the fair market value thereof to be distributed and allocated in accordance with Articles 5, 6 and 10 hereof.

     5.3  Amounts Withheld.
          ----------------

     All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Unitholder shall be treated as amounts paid or distributed to such Unitholder pursuant to Section 5.1 hereof for all purposes under this Agreement.

     5.4  Distribution Upon Liquidation.
          -----------------------------

     Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Unitholders in accordance with Section 13.2 hereof.

6.   ALLOCATIONS

     6.1  Timing and Amount of Allocations of Net Income and Net Loss.
          -----------------------------------------------------------

     Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article 6, and subject to
Section 11.6(c) hereof, an allocation to a Unitholder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

     6.2  General Allocations.
          -------------------

     Except as otherwise provided in this Article 6 and subject to Section 11.6(c) hereof, Net Income and Net Loss shall be allocated as follows:

     (a)  ninety-nine percent (99%) to the General Partner; and

     (b) one percent (1%) to the Holders of Partnership Units (including, without limitation, the General Partner) in proportion to the number of Partnership Units held by each.

     6.3  Additional Allocation Provisions.
          --------------------------------

     Notwithstanding the foregoing provisions of this Article 6:

     (a)  Special Allocations. Gross income and, if necessary, gain shall be
          -------------------
allocated lo each Unitholder for any Fiscal Year (and, if necessary, subsequent Fiscal Years) to the extent that such Holder receives a distribution of the Preferred Return Per Unit pursuant to Section 5.1(a)(i) of this Agreement.

     (b)  Regulatory Allocations.
          ----------------------

          (i)   Minimum Gain Chargeback. Except as otherwise provided in Section
                -----------------------
1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Article 6, if there is a net decrease in Partnership Minimum gain during any Fiscal Year, each Unitholder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder's share of the net decrease in Partnership Minimum Gain, as determined under Section 1.704-2(g) of the Treasury Regulations.. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unitholder pursuant thereto. The items to be allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-20)(2) of the Treasury Regulations. This
Section 6.3(b)(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Section 1.704-2(o of the Treasury Regulations and shall be interpreted consistently therewith.

          (ii)  Partner Minimum Chargeback. Except as otherwise provided in
                --------------------------
Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article 6, except Section 6.3(b)(i) hereof; if there is a ret decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Unitholder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Unitholder's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-20)(2) of the Treasury Regulations. This Section 6.3(b)(ii) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of
Section 1.704-2(i) of the Treasury Regulations and shall be interpreted consistently therewith.

          (iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any
                ---------------------------------------------------------
Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders of

Partnership Units in accordance with their respective shares of the Nonrecourse Liabilities of the Partnership, determined in accordance with Section 1.752-3 of the Treasury Regulations. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unitholder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Section 1.7042(i) of the Treasury Regulations.

          (iv)  Qualified Income Offset. If an), Unitholder unexpectedly
                -----------------------
receives an adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Partnership income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulations, the Adjusted Capital Account Deficit of such Unitholder as quickly as possible, provided that an allocation pursuant to this Section 6.3(b)(iv) shall be made if and only to the extent that such Unitholder would have an Adjusted Capital Account Deficit after all other allocations provided in this
Article 6 have been tentatively made as if this Section 6.3(b)(iv) were not in the Agreement. It is intended that this Section 6.3(b)(iv) qualify and be construed as a " qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

          (v)   Gross Income Allocation. In the event that any Unitholder has a
                -----------------------
deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (A) the amount (if any) that such, Unitholder is obligated to restore to the Partnership upon complete liquidation of such Unitholder's Partnership Interest and (B) the amount that such Unitholder is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, each such Unitholder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3(b)(v) shall be made if and only to the extent that such Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(b)(v) and Section 6.3(b)(iv) hereof were not in the Agreement.

          (vi)  Limitation on Allocation of Net Loss. To the extent that any
                ------------------------------------
allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Unitholder, such allocation of Net Loss shall be reallocated among the other Unitholders in accordance with their respective Partnership Units.

          (vii) Section 754 Adjustment. To the extent that an adjustment to the
                ----------------------
adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Section 1.704- 1 (b)(2)(iv)(m)(2) or Section 1.704- 1 (b)(2)(iv)(m)(4) of the Treasury Regulations, to be taken into account in determining Capital Accounts as the result of a distribution to a Unitholder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Unitholders in accordance with their Partnership Units in the event that Section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or to the Unitholders to whom such distribution was made in the event that Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

          (viii) Curative Allocations. The allocations set forth in Sections
                 --------------------
6.3(b)(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Unitholders so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Unitholder shall be equal to the net amount that would have been allocated to each such Unitholder if the Regulatory Allocations had not occurred.

     (c)  Allocation of Excess Nonrecourse Liabilities. A Holder's proportional
          --------------------------------------------
share of the "excess nonrecourse liabilities" of the Partnership shall be determined by the General Partner under any allocation method acceptable under
Section 1.752-3(a)(3) of the Treasury Regulations.

     6.4  Tax Allocations.
          ---------------

     (a) In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Treasury Regulations each Partnership item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Unitholders; in the same manner as its correlative item of 'book" income, gain, loss or deduction is allocated pursuant to Sections 6.2 and
6.3 hereof.

     (b)  Allocations Respecting Section 704(c) Revaluations. Notwithstanding
          --------------------------------------------------
Section 6.4(a) hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its tax basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Unitholders for income tax purposes pursuant to Treasury Regulations promulgated under Code Section 704(c) so as to take into account such variation. The General Partner shall have the authority to elect any method permitted by Section 1.704-3 of the Treasury Regulations for purposes of Code Section 704(c) and such elections shall be binding on the Partnership and all Partners. The General Partner shall have the authority to elect different such methods for different Properties. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in Article I hereof, subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Treasury Regulations.

     (c)  Compliance with Section 514(c)(9)(D. Notwithstanding anything to the
          -----------------------------------
contrary in this Agreement, if any allocation of income, gain, loss, deduction or credit (or any item thereof) would cause the Partnership to fail to satisfy the requirements of
Section 514(c)(9)(E) of the Code (determined as if the General Partner were a qualified trust, as provided in Section 856(h)(3)(C)(i) of the Code), then the allegations under this Agreement shall be modified to the extent necessary to satisfy those requirements. If the above provision is applicable, then subsequent allocations shall be adjusted (to the extent possible without violating the requirements of Section 514(c)(9)(E) of the Code or the otherwise applicable provisions of Section 704 of the Code and the Treasury Regulations thereunder) so as to put the Partners in the same economic positions as they would have been in had the above provision not been applicable. To the extent that such adjustments are not possible, the General Partner is hereby authorized to modify the allocations under this Agreement with a view to minimizing the difference in each Partner's economic position as a consequence of such modifications while causing the Partnership to satisfy the requirements of Sections 514(c)(9)(E) and 704 of the Code; provided, however, that the Limited Partners hereby hold the General Partner harmless from and against any and all loss, cost, claim, or liability attributable to any good faith modification made by the General Partner pursuant to the grant of authority conferred on it by this paragraph (c), it being recognized and acknowledged that the General Partner shall not be held accountable for the consequences of such modification notwithstanding that the modification fails to optimize the economic position of any Limited Partner or of the Limited Partners collectively given the constraints imposed by this paragraph (c).

     6.5  Other Provisions.
          ----------------

     (a)  Other Allocations upon Change in Law. In the event that the Code or
          ------------------------------------
any Treasury Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article 6, the General Partner is hereby authorized to make new allocations in reliance on the Code and such Treasury Regulations, and such new allocations shall be deemed to be made pursuant to the fiduciary duty of the General Partner to the Partnership and the other Partners, and no such new allocation shall give rise to any claim or cause of action by any Partner.

     (b)  Consistent Tax Reporting. The Partners acknowledge and are aware of
          ------------------------
the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Net Income and Net Loss and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

7.   MANAGEMENT AND OPERATIONS OF BUSINESS
     -------------------------------------

     7.1  Management.
          ----------

     (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners with or without cause, except with the Consent of the General

Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

          (i) the making of any expenditures, the lending or borrowing of money (including to or from the General Partner and including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit Meridian (so long as Meridian qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Code
Section 4981) and to make distributions to its stockholders sufficient to permit Meridian to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership; provided, however, that any loans of Partnership funds to the General Partner or any Affiliate thereof shall be on terms and conditions no more favorable to the borrower than would be available to the borrower from institutional lenders; and provided further that no such loan of Partnership funds shall be made to the General Partner or any Affiliate thereof or remain outstanding at any time that any amounts distributable to Holders of Partnership Units under Section 5. 1
(a)(i) hereof remain undistributed;

          (ii) the making of tax, regulatory and other filings, and the rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (iii) the acquisition, sale, transfer, exchange or other disposition of any assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

          (iv) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership (including, without limitation, any Contributed Property), the use of the assets of the Partnership (including, without limitation, cash on hand (subject to the provisions of subparagraph (i) above)) for any purpose consistent with the terms of this Agreement, including, without limitation the financing of the operations and activities of the General Partner, the Partnership, Meridian, or any of the Subsidiaries of the Partnership or Meridian, the lending of funds to other Persons (including, without limitation, the General Partner, Meridian, and Subsidiaries of Meridian and the Partnership), the repayment of obligations of the Partnership, the General Partner, Meridian, and Subsidiaries of Meridian and the Partnership, the
                                                                     ---
guaranty of the debt obligation of Meridian or its Affiliates, now existing or
-----------                                                        -----------
hereafter arising, to Bank Boston, N.A.
---------------------      ------------
or any other creditor thereof, and the making of capital contributions to and
-----------------------------
equity investments in the Partnership's Subsidiaries;

          (v) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary;

          (vi) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with property managers (including, without limitation, as to any Contributed Properly or other Property, contracting with the contributing or any other Limited Partner or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

          (vii) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

          (viii) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles or offices such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

          (ix) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

          (x) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary of the Partnership and any other Person in which it has an equity investment from time to time); provided, however, that, as long as Meridian has determined to continue to qualify as a REIT, the General Partner may not engage in any such formation, acquisition or contribution that would cause Meridian to fail to qualify as a REIT;

          (xi) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incur-ring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by ]"w;

          (xii) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

          (xiii) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided that such methods are otherwise consistent with the requirements of this Agreement;

          (xiv) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership;

          (xv) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

          (xvi) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

          (xvii) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

          (xviii) the issuance of additional Partnership Units, as appropriate and in the General Partner's sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof, and

          (xix) the making of an election to dissolve the Partnership pursuant to Section 13.1(c) hereof.

     (b)  Each of the Limited Partners agrees that, except as provided in
Section 7.3 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the

General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or of any other Persons under this Agreement or of any duty stated or implied by law or equity.

     (c) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

     (d) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith.

     7.2  Certificate of Limited Partnership.
          ----------------------------------

     To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnerships in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property.

     7.3  Restrictions on General Partner's Authority.
          -------------------------------------------

     (a) The General Partner shall not take any action in contravention of this Agreement. Specifically (but without limitation), the General Partner shall not:

          (i) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

          (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this
Agreement;

          (iii) admit a Person as a Partner, except as otherwise provided in this Agreement;

          (iv) perform any act that would subject a Limited Partner to liability as a general partner in any Jurisdiction or any other liability except as provided herein or under the Act; or

          (v) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting (except delays permitted under the definition "Specified Redemption Date"), the ability of (A) the General Partner or the Partnership from satisfying its obligations under Section 8.6 hereof in full or (B) a Limited Partner from exercising its rights under Section 8.6 hereof to effect a Redemption in full, except, in either case, with the written consent of the Limited Partner affected by the prohibition or restriction.

     (b) The General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction that would have the effect of such actions:

          (i) except as provided in Section 7.3(c) hereof, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Partners pursuant to Article I I or Article 12 hereof;

          (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership;

          (iii) institute any proceeding for bankruptcy on behalf of the Partnership; or

          (iv) subject to the rights of Transfer provided in Section 11.2 hereof, approve or acquiesce to the Transfer of the Partnership Interest of the General Partner, or admit into the Partnership any additional or successor General Partners.

     (c) Notwithstanding Sections 7.3(b) and 14.2 hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

          (i) for the benefit of the Limited Partners, to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner;

          (ii) to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend Exhibit A in connection with such admission, substitution or withdrawal;
      ---------

          (iii) to reflect a change that is of an inconsequential nature and does not adversely affect any of the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with other provisions of this Agreement;

          (iv) to reflect a change consistent with an express grant of authority to the General Partner under this Agreement;

          (v) to satisfy any requirements, conditions or guidelines contained in any applicable order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

          (vi) to reflect such changes as are reasonably necessary for Meridian to maintain its status as a REIT or to satisfy the REIT Requirements; and

          (vii) to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of "Capital Account" or contemplated by the Code or the Treasury Regulations).

     The General Partner will provide notice to the Limited Partners when any action under this Section 73(c) is taken.

     (d) Notwithstanding Sections 7.3(b), 7.3(c) and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, 'Without the Consent of each Partner adversely affected, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 13.2(a)(iv) hereof, or the allocations specified in Article 6 hereof (except in any case as permitted pursuant to Sections 4.4 and 7.3(c) hereof), (iv) alter or modify the Redemption Rights, Cash Amount or REIT Shares Amount as set forth in Sections 8.6 and 11.3 hereof, or amend or modify any related definitions, (v) amend or modify the provisions of any Partner Schedule, or (vi) amend this Section 7.3(d). Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

     7.4  Reimbursement of the General Partner.
          ------------------------------------

     (a) The General Partner shall not be compensated for its services as general partner of the Partnership except as provided elsewhere in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

     (b) Subject to Sections 7.4(c) and 15.12 hereof, the Partnership shall be liable, and shall reimburse the General Partner on a monthly basis (or such other basis as the General Partner may determine in its reasonable discretion), for all sums expended in connection with the Partnership's business. Any such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

     (c) To the extent practicable, Partnership expenses shall be billed directly to and paid by the partnership. Unless otherwise provided in any other written agreement between the Partnership and one or more Partners, and subject to Section 15.12 hereof, reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed, however, for the actual cost to the General Partner or any of its Affiliates of operating and other expenses of the Partnership, including, without limitation, the actual cost of goods, materials and administrative services related to (i) Partnership operations,
(ii) Partnership accounting, (iii) communications with Partners, (iv) computer services, (v) risk management, (vi) mileage and travel expenses, (vii) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Partnership, (viii) legal services, and (ix) tax services. "Actual cost of goods and materials" means the actual cost to the General Partner or any of its Affiliates of goods and materials used for or by the Partnership obtained from entities not affiliated with the General Partner, and "actual cost of administrative services" means the pro rata cost of personnel (as if such persons were employees of the Partnership) providing administrative services to the Partnership. The cost for such services to be reimbursed to the General Partner or any Affiliate thereof shall be the General Partner's or Affiliate's actual cost. Notwithstanding the foregoing, the Partnership shall not reimburse the General Partner or any Affiliate thereof under this Section 7.4 for any rent, depreciation, utilities or other administrative items generally constituting the General Partner's or Affiliate's overhead.

     7.5  Other Business of General Partner.
          ---------------------------------

     The General Partner may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the General Partner or any Affiliate of the General Partner from dealing, or otherwise engaging in business with, Persons transacting business with the Partnership, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefore not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the General Partner or any Affiliate of the General Partner. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the Partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

     7.6  Contracts with Affiliates.
          --------------------------

     (a) Subject to the provisions of Section 7.1(a)(i), the Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has equity investments, and such Persons may borrow funds from the Partnership, on terms and conditions established in the reasonable discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

     (b) The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its reasonable discretion, believes to he advisable.

     (c) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, or purchase, lease or acquire any property from the Partnership, directly or indirectly, except pursuant to transactions that are reasonably determined by the General Partner in good faith to be fair and reasonable to the Partnership.

     7.7  Indemnification.
          ---------------

     (a) To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to or arise out of the operations of the Partnership ("Actions") in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) for willful misconduct or a knowing violation of the law or (ii) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contenders or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

     (b) To the fullest extent permitted by law, expenses incurred by an Indemnitee, who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7(a) has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

     (d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) Any liabilities that an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) such Indemnitee's intentional misconduct or knowing violation of the law or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

     (f) In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification as a whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement-

     (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, as a whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     7.8  Liability of the General Partner.
          --------------------------------

     (a) Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors, officers, employees, agents, or Affiliates shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such other Person acted in good faith.

     (b) The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the shareholders of Meridian collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the stockholders of Meridian (including, without limitation, as to the tax consequences to Limited Partners, Assignees or the stockholders of Meridian) in deciding whether to cause the Partnership to take (or decline to take) any actions.

     (c)  Subject to its obligations and duties as General Partner set forth in
Section 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

     (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any Person to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, as a whole or in part, prior to such amendment, modification or repeal, regardless of when such claim may arise or be asserted.

     (e) Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners, for the debts or liabilities of the Partnership or the Partnership's obligations hereunder, and the full recourse of the other Partners shall be limited to the interest of that Partner in the Partnership. To the fullest extent permitted by law, no officer, director, employee, agent, or shareholder of the General Partner shall be liable to the Partnership for money damages except for (i) active and deliberate dishonesty established by a non-appealable final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their individual capacities.

     (f) To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) land liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner.

     7.9  Other Matters Concerning the General Partner.
          --------------------------------------------

     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and c ' very act and duly that is permitted or required to be done by the General Partner hereunder.

     (d) Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable (i) to protect the ability of Meridian to continue to qualify as a REIT, (ii) for Meridian otherwise to satisfy the REIT Requirements or (iii) to avoid Meridian incurring any taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     7.10 Ownership of Partnership Assets.
          -------------------------------

     All Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, as such, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

     7.11 Reliance by Third Parties.
          -------------------------

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in Interest both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm, any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to ' do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

 8.  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     8.1  Limitation of Liability.
          -----------------------

     The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement (including, without limitation, Section
10.4 hereof) or under
the Act.

     8.2  Management of Business.
          ----------------------

     No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

     8.3  Outside Activities of Limited Partners.
          --------------------------------------

     Subject to any agreements (including, without limitation, any employment agreement) entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or an Affiliate of either, and subject also to the provisions of the Limited Partner's Partner Schedule, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that arc enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any such business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or an Affiliate of either, and subject also to the Limited Partner's Partner Schedule, to offer any interest in any such business ventures to the Partnership, any Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Partner or such other Person, could be taken by such Person.

     8.4  Return of Capital.
          -----------------

     Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 6 hereof or otherwise expressly provided in this Agreement or in the Partner Schedules, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

     8.5  Rights of Limited Partners-, Relation to the Partnership.
          --------------------------------------------------------

     (a) In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense:

          (i) to obtain a copy of (A) the most recent annual and quarterly reports of Meridian filed with the SEC pursuant to the Exchange Act and (B) each report or other written communication sent to the stockholders of Meridian;

          (ii) to obtain a copy of the Partnership's federal, state and local income tax returns for each Fiscal Year;

          (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which tills Agreement, the Certificate and all amendments thereto have been executed; and

          (v) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner.

     (b) On written request, the Partnership shall notify any Limited Partner of the then current Conversion Factor or any change made as to the Conversion Factor or to the REIT Shares Amount, Preferred Return Per Unit or Specific Adjustment Factor applicable to such Limited Partner.

     (c) Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

     8.6  Redemption Rights.
          -----------------

     (a) After the Holding Period, a Limited Partner or Assignee but not the General Partner, shall have the right (subject to the terms and conditions set forth herein) (the "Redemption Right") to require the Partnership to redeem all or a portion of the Partnership Units ("Tendered Units") held by such Person (the "Tendering Party") in exchange for the Redemption Amount payable on the Specified Redemption Date (a "Redemption"). A Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Tendering Party exercising the Redemption Right. Notwithstanding anything else contained herein to the contrary, a Holder shall not be entitled to receive a distribution with respect to any Tendered Unit for any period for which such Holder is entitled to receive a distribution with respect to a REIT Share that is to be received by the Holder in exchange for the Tendered Unit, and the General Partner is hereby authorized to delay or omit a distribution with respect to Tendered Units in furtherance of this objective.

     (b) Notwithstanding the provisions of Section 8.6(a) hereof, the General Partner may, in its sole and absolute discretion but subject to the Ownership Limit and the transfer restrictions and other limitations of the Charter, elect to acquire the Tendered Units from the Tendering Party in exchange for the payment by the General Partner of the Redemption Amount. If the General Partner so elects, on the Specified Redemption Date the Tendering Party shall sell the Tendered Units to the General Partner in exchange for the Redemption Amount. To the extent the General Partner elects to pay the Redemption Amount with REIT Shares, the Tendering Party shall submit (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit and -other restrictions and limitations of the Charter to any such acquisition and (ii) such written representations, investment letters, legal opinions (at Partnership expense) or other instruments necessary, in the General Partner's view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units pursuant to this Section 8.6(b), the Tendering Party shall no longer have the. right to cause the Partnership to effect a Redemption of such Tendered Units, and, upon notice to the Tendering Party by the General Partner that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this
Section 8.6(b), the obligation of the Partnership to effect a

Redemption of the Tendered Units as to which the General Partner's notice relates shall not accrue or arise. Any REIT Shares delivered by the General Partner shall be duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit and other restrictions provided in the Charter, the Bylaws of Meridian, the Securities Act and applicable state securities or "blue sky" laws. Neither any Tendering Party, any other Partner, any Assignee nor any other interested Person shall have any right to require or cause the General Partner or Meridian to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 8.6(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner or Meridian and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the General Partner pursuant to this
Section 8.6(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

     (c) Notwithstanding the provisions of Sections 8.6(a) and 8.6(b) hereof, no Tendering Party (i) where the Redemption would consist of less than all the Partnership Units held by other than the General Partner, shall be entitled to elect or effect a Redemption to the extent that the aggregate Partnership Units of the Limited Partners would be reduced, as a result of the Redemption (or the acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof), to less than one percent (1%) of all Partnership Units outstanding immediately prior to delivery of the Notice of Redemption and (ii) shall have any rights under this Agreement with respect to REIT Shares that would otherwise be prohibited under the Charter. To the extent that any attempted Redemption or acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof would be in violation of this Section 8.6(c), it shall be null and void ab initio.

     (d) Notwithstanding the provisions of Section 8.6(b) hereof, the General Partner shall not, under any circumstances, elect to acquire Tendered Units in exchange for the REIT Shares Amount if such exchange would be prohibited under the Charter.

     (e)  Notwithstanding anything herein to the contrary, but subject to
Section 8.6(c) hereof, with respect to any Redemption (or any tender of Partnership Units for Redemption if the Tendered Units are acquired by the General Partner pursuant to Section 8.6(b) hereof) pursuant to this Section 8.6:

          (i) All Partnership Units acquired by the General Partner pursuant to Section 8.6(b) hereof shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprising the same number of Partnership Units.

          (ii) Subject to the Ownership Limit, no Tendering Party may effect a Redemption for fewer than five thousand (5,000) Partnership Units or, if such Tendering Party holds fewer than five thousand (5,000) Partnership Units, all of the Partnership Units held by such Tendering Party.

          (iii) Each Tendering Party (A) may deliver a Notice of Redemption only once in each consecutive twelve-month period (unless the restriction contained in this Section 8.6(e)(iii)(A) is waived by the General Partner in its sole and absolute discretion) and (B) may not deliver a Notice of Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by Meridian for a distribution to its stockholders of some or all of its portion of such Partnership distribution.

          (iv) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Partnership Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect such Partnership Units for all purposes of this Agreement, subject to the provisions of Section 8.6(a), until such Partnership Units are either paid for by the Partnership pursuant to Section 8.6(a) hereof or by the General Partner, pursuant to Section 8.6(b) hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof, the Tendering Party shall have no rights as a stockholder of Meridian with respect to the REIT Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this
Section 8.6(e), all Partnership Units beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

     (f)  In connection with an exercise of Redemption rights pursuant to this
Section 8.6, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

          (i) A written affidavit, dated the same date as, and accompanying, the Notice of Redemption, (A) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (1) such Tendering Party and (2) any Related Party and (B) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit;

          (ii) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the

Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof on the Specified Redemption Date; and

          (iii) An undertaking to certify, at and as a condition to the closing of (A) the Redemption or (B) the acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof on the Specified Redemption Date, that either (1) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.6(f)(i) or (2) after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit.

     8.7  Partnership Right to Call Limited Partner Interests.
          ---------------------------------------------------

     Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Partnership Units of the Limited Partners are fewer than twenty thousand (20,000) or in the event of a Terminating Capital Transaction, the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem all outstanding Limited Partner Interests by treating any Holder thereof as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 8.6 hereof for the amount of Partnership Units to be specified by the General Partner, in its sole and absolute discretion, by notice to such Holder that the Partnership has elected to exercise its rights under this Section 8.7. Such notice given by the General Partner to a Holder pursuant to this Section 8.7 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.7, the provisions of Section 8.6(c)(i) hereof shall not apply, but the remainder of Section 8.6 hereof shall apply with such adjustments as shall be reasonable and necessary in the circumstances.

     8.8  General Partner's Right to Trigger Redemptions.
          ----------------------------------------------

     Notwithstanding any other provision of this Agreement, in connection with any Meridian Transaction, the General Partner may, in its sole and absolute discretion, cause all Limited Partners and all Assignees (but in no event fewer than all Limited Partners and all Assignees) to be deemed to be Tendering Parties who have delivered Notices of Redemption pursuant to Section 8.6 hereof for all of the Partnership Units held by such Persons. Any notice given by the General Partner to a Holder of the General Partner's election to exercise the right conferred on it by the immediately preceding sentence shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Holder. All consequent Redemptions pursuant to Section 8.6(a) -hereof or General Partner acquisitions of Tendered Units pursuant to Section 8.6(b) hereof shall close, as appropriate, immediately prior to or simultaneously with the closing of the Meridian Transaction. If the Meridian Transaction involves a series of related transactions, each Redemption and each acquisition of Tendered Units by the General Partner shall occur on or before the close of the last such related transaction. For purposes of this

Section 8.8, the provisions of Section 8.6 hereof shall apply with such adjustments as shall be reasonable and necessary under the circumstances.

     8.9  Other Redemptions.
          -----------------

     Notwithstanding the provisions of Section 8.6 hereof, nothing in this Agreement shall preclude the redemption of a Limited Partner Interest or Partnership Units by the Partnership upon such terms and conditions as may be negotiated between the Limited Partner or Assignee holding such Limited Partner Interest or Partnership Units, on the one hand, and the General Partner, on the other hand, in their sole and absolute discretion. Such a redemption may include, without limitation, the payment of cash by the Partnership to the Limited Partner or Assignee, in a lump sum or in installments, or the distribution in kind of Partnership assets to such Limited Partner or Assignee (which assets may be encumbered), including assets to be designated by the Limited Partner or Assignee and acquired (with or without debt financing) by the Partnership. Upon any such redemption, the Partnership Units and Limited Partner Interest redeemed and the applicable Partner Schedule shall be canceled and Exhibit A shall be amended as appropriate to reflect such redemption. In
---------
effecting any such redemption by negotiated agreement, none of the Partnership, the General Partner, the Limited Partner and the Assignee, as the case may be, shall incur any liability to any other Holder of Partnership Units or have any duty to offer the same or similar terms for redemption of any other Limited Partner Interest or Partnership Units.

 9.  BOOKS, RECORDS, ACCOUNTING AND REPORTS

     9.1  Books and Accounting.
          --------------------

     (a) The General Partner shall keep or cause to be kept at the principal off-ice of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5(a) or Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micro graphics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

     (b) The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

     9.2   Fiscal Year.
           -----------

     The Fiscal Year of the Partnership shall be the calendar year.

     9.3   Reports.
           -------

     (a) As soon as practicable, but in no event later than one hundred twenty (I 20) days after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Fiscal Year an annual report for the Partnership containing a balance sheet as of the end of the Fiscal Year and an income statement and statement of changes in financial position for the Fiscal Year. In addition, the General Partner shall mail to each such Limited Partner an annual report of Meridian for such Fiscal Year.

     (b) As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter a report containing unaudited financial statements of Meridian and the Partnership and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

 10. TAX MATTERS

     10.1  Preparation of Tax Returns.
           --------------------------

     The General Partner shall arrange for the preparation and timely failing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each Fiscal Year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

     10.2  Tax Elections.
           -------------

     Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code
Section 754 and the election to use the recurring item" method of accounting provided under Code Section 461(h) with respect to property taxes imposed on the Partnership's Properties; provided, however, that, if the "recurring item" method of accounting is elected with respect to such property taxes, the Partnership shall pay the applicable property taxes prior to the date provided in Code Section 461(h) for purposes ,of determining economic performance. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code ' Sections 461(h) and 754) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

     10.3  Tax Matters Partner.
           -------------------

     (a) The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. 'Me tax matters partner shall receive no compensation for its services in such capacity. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fee and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the filing of such returns shall be in the sole and absolute discretion of the General Partner.

     (b)   The tax matters partner is authorized, but not required:

           (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a 'tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (A) who (within the time prescribed pursuant to the Code and Treasury Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or who is a "notice partner" (as defined in Code Section 623 1) or a member of a "notice group" (as defined in Code Section 6223(b)(2));

           (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a 'final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

           (iii) to intervene in any action brought by any other Partner or judicial review of a final adjustment;

          (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (v) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

          (vi) to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations. The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

     10.4 Withholding.
          ------------

     Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (a) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (b) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash that would, but for such payment, be distributed to the Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

 11. TRANSFERS AND WITHDRAWALS

     11.1  Transfer.
           --------

     (a) No Partnership Interest or any portion thereof or interest therein shall be subject to the claims of any creditor or of any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided in this Agreement.

     (b) No Partnership Interest shall be Transferred, as a whole or in part, except in accordance with the terms and conditions set forth in this Article I
1. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article I I shall be null and void ab initio.

     11.2  Transfer of General Partner's Partnership Interest.
           ---------------------------------------------------

     (a) The General Partner may not Transfer any of its General Partner Interest or withdraw from the Partnership except as provided in Section 11.2(b) hereof.

     (b) Except as otherwise provided herein, the General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its Partnership Interest without the Consent of the Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners. The General Partner may, without the Consent of the Limited Partners, Transfer all, but not less than all, of its Partnership Interest to Meridian, to a Qualified REIT Subsidiary of Meridian, or in connection with a Meridian Transaction. As a condition to any Meridian Transaction in which the Partnership Units of the Limited Partners and the Assignees are not redeemed in accordance with Section 8.8, the Partnership or any successor or acquiring party, as the case may be, shall make lawful and adequate provision whereby the Limited Partners and the Assignees shall thereafter have the right, upon the Redemption of such Persons' Partnership Units, to receive the REIT Shares Amount if the Cash Amount is not paid in connection with the Redemption. Upon any Transfer by the General Partner of its entire Partnership Interest pursuant to the Consent of the Limited Partners or otherwise in accordance with the provisions of this Section I 1.2(b), and subject to the provisions of Section
12. 1, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such

Transferred Partnership Interest. Such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners and shall cause the transferor General Partner-to cease to be a General Partner of the Partnership. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, a Majority In Interest of the Limited Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.

     11.3 Limited Partners' Rights to Transfer.
          ------------------------------------

     (a)  General.  Prior to the end of the Holding Period, no Limited Partner
          -------
shall Transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the General Partner, (i) Transfer all or part of its Partnership Interest to any Family Member, any Controlled Entity or any Affiliate, provided that the transferee is, in any such case, a Qualified Transferee or (ii) pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, that is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this provision is hereinafter referred to as a "Permitted Transfer"). After such Holding Period, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person, subject to the provisions of
Section 11.6 hereof and to satisfaction of each of the following conditions:

          (i)   General Partner Right of First Refusal. The transferring Limited
                --------------------------------------
Partner shall give written notice of the proposed Transfer to the General Partner, which notice shall state (A) the identity of the proposed transferee and (B) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the Transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided that such closing may be deferred to the extent necessary to effect compliance with any applicable requirements of law. If the General Partner does not so elect, the Transferring Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this
Section 11.3.

          (ii)  Qualified Transferee.  Any Transfer of a Partnership Interest
                --------------------
shall be made only to a Qualified Transferee.

          (iii) Minimum Transfer Restriction.  Any Transferring Partner must
                ----------------------------
Transfer not less than the lesser of (A) the greater of five thousand (5,000) Partnership Units (or such lesser number as to which the General Partner has consented in writing) or one-third (1/3) of the number of Partnership Units owned by such Transferring Partner as of the Effective Date or (B) all of the remaining Partnership Units owned by such Transferring Partner;. provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by the Limited Partner.

          (iv)  Transferee Agreement to Effect a Redemption.  At the option of
                -------------------------------------------
the General Partner, which option may be exercised in its sole discretion, any proposed transferee shall deliver to the General Partner a written agreement reasonably satisfactory to the General Partner to the effect that the transferee will, within six (6) months after consummation of the Partnership Units Transfer, tender its Partnership Units for Redemption in accordance with the terms of the Redemption rights provided in Section 8.6 hereof.

          (v)   No Further Transfers.  The transferee shall not be permitted to
                --------------------
effect any further Transfer of the Partnership Units, other than to the General Partner.

          (vi)  Exception for Permitted Transfers.  The conditions of Sections
                ---------------------------------
11-3(a)(i) through 11.3(a)(v) hereof shall not apply in the case of a Permitted Transfer. It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is a Permitted Transfer or is effected during or after the Holding Period) that the transferee assume by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. It is a further condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is a Permitted Transfer or is effected during or after the Holding Period) that the transferee expressly make the applicable representations and warranties set forth in Section 3.4 hereof as well as any further representations and warranties that the General Partner reasonably deems appropriate. Any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations (including, without limitation, the Ownership Limit) contained in the Charter that may limit or restrict such transferee's ability to exercise its Redemption rights. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof

     (b)  Incapacity.  If a Limited Partner is subject to Incapacity, the
          ----------
executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity, of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

     (c)   Opinion of Counsel.  In connection with any Transfer of a Limited
           ------------------
Partner Interest, the General Partner shall have the right to receive (at Partnership expense) an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interest Transferred. I& in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

     11.4  Substituted Limited Partners.
           ----------------------------

     (a) No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interest to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee's admission as a Substituted Limited Partner.

     (b) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article I I shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     (c) Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name and address of such
                    ---------
Substituted Limited Partner and to eliminate, if necessary, the name and address of the predecessor of such Substituted Limited Partner. In addition, the Substituted Limited Partner and the General Partner shall execute a Partner Schedule with respect to such Substituted Limited Partner, which Partner Schedule shall supersede, to the extent necessary, the Partner Schedule for the predecessor of such Substituted Limited Partner.

     11.5  Assignees.
           ---------

     If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 1 1.3 hereof as a Substituted Limited Partner, as described in Section 1 1.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income and Net Loss and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in and not precluded by this Article I 1, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement (other d= as expressly provided in Section 8.6 hereof), and shall not be entitled to effect a Consent or vote with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote, to the extent provided in and not precluded by in tills Agreement or under the Act fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article I I to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

     11.6  General Provisions.
           ------------------

     (a) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's Partnership Units in accordance with this Article I 1, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a Redemption (or acquisition by the General Partner) of all of its Partnership Units under Section 8.6 hereof.

     (b) Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article I I where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a Redemption of all of its Partnership Units under Section
8.6 hereof or (iii) to the General Partner, whether or not pursuant to Section 8.6(b) hereof, shall cease to be a Limited Partner.

     (c) If any Partnership Unit is Transferred in compliance with the provisions of this Article I 1, or is redeemed by the Partnership or acquired by the General Partner pursuant to Section 8.6 hereof, on any day other than the first day of a Fiscal Year, then Net Income and Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Fiscal Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner (including, without limitation, the General Partner in the case of an acquisition of Partnership Units pursuant to Section 8.6 hereof or Assignee, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "daily proration" or "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, the General Partner, in its sole and absolute discretion, may determine that each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner or Assignee and none of such items for the calendar month in which a Transfer or a

Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs on or before the fifteenth
(15th) day of the month; otherwise such items for such calendar month shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner or Assignee.

     (d) In addition to any other restrictions on Transfer herein contained, in no ,event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made:

           (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest;

           (ii)   in violation of applicable law;

           (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest;

           (iv) in the event that such Transfer would cause Meridian to cease to comply with the REIT Requirements;

           (v) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership, in either case for federal or state income tax purposes (except as a result of the Redemption or acquisition by the General Partner of all Partnership Units held by all Limited Partners);

           (vi) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, create a significant risk that the Partnership would either (A) cease to be classified as a partnership or (B) be classified as a publicly traded partnership, in either case for federal income tax purposes (except as a result of the Redemption or acquisition by the General Partner of all Partnership Units held by all Limited Partners);

           (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c));

           (viii) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations
Section 2510.2-101;

           (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities law;

           (x) if such Transfer would cause the Partnership to have more than five hundred (500) holders of Partnership Interests, including holders who are Partners or Assignees, or otherwise to become a reporting company under the Exchange Act; or

           (xi) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

12.  ADMISSION OF PARTNERS

     12.1  Admission of Successor General Partner.
           --------------------------------------

     A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission.

     12.2  Admission of Original Limited Partners.
           --------------------------------------

     The Persons initially listed on Exhibit A as limited partners of the Partnership shall be admitted to the Partnership as Limited Partners upon their execution and delivery of this Agreement.

     12.3  Admission of Additional Limited Partners.
           ----------------------------------------

     (a) After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a Partner Schedule executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 12.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

     (c) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income and Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees; by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the "daily proration" or "interim closing of the books' method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in
Section 11.6(c) hereof: All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

     12.4  Amendment of Agreement and Certificate of Limited Partnership.
           -------------------------------------------------------------

     For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of Exhibit A and, if required by law, shall prepare and file an
             ---------
amendment to the Certificate and may for these purposes exercise the power of attorney granted pursuant to Section 2.4 hereof.

13.  DISSOLUTION, LIQUIDATION AND TERMINATION

     13.1  Dissolution.
           -----------

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with tho terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

     (a)   the expiration of its term as provided in Section 2.5 hereof;

     (b) an event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a Majority In Interest of the' Limited Partners agree in writing to continue the business of the

Partnership And to the appointment, effective as of the date of withdrawal, of a successor General Partner,

     (c) an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion, with or without the Consent of the Limited Partners;

     (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

     (e)   the occurrence of a Terminating Capital Transaction; or

     (f) the Redemption (or acquisition by the General Partner) of all Partnership Units other than Partnership Units already held by the General Partner.

     13.2  Winding Up.
           ----------

     (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority In Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the 'Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order.

           (i) First, to the satisfaction of all of the Partnership's debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereon;

           (ii) Second, to the satisfaction of all of the Partnership's debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due under Section 7.4 hereof;

           (iii) Third, to the satisfaction of all of the Partnership's debts and liabilities to the Limited Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

           (iv) The balance, if any, to the Unitholders in accordance with and proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

     (b) Notwithstanding the provisions of Section 13.2(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     (c) If the Partnership is "liquidated" within the meaning of Section 1.7041(b)(2)(ii)(g) of the Treasury Regulations, distributions shall be made pursuant to this Article 13 to the Unitholders that have positive Capital Accounts in compliance with Section 1.704l(b)(2)(ii)(b)(2) of the Treasury Regulations to the extent of, and in proportion to, their positive Capital Account balances. If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article 13 may be withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.

     13.3  Notice of Dissolution.
           ---------------------

     In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide notice thereof to each of the Limited Partners and, in the General Partner's sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

     13.4  Cancellation of Certificate of Limited Partnership.
           --------------------------------------------------

     Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the Secretary of State of the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be canceled, and such other actions as may be necessary to terminate the Partnership shall be taken.

     13.5  Reasonable Time for Winding-Up.
           ------------------------------

     A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

14.  PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS

     14.1  Procedures for Actions and Consents of Partners.
           -----------------------------------------------

     The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

     14.2  Amendments.
           ----------

     Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Units. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (I 5) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner's recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time. Except as provided elsewhere in this Agreement (including without limitation Sections 7.3(c) and 7.3(d) hereof), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and receives the Consent of the Limited Partners.

     14.3  Meetings of the Partners.
           ------------------------

     (a) Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than ten (10) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance 'with the procedure prescribed in Section 14.3(b) hereof.

     (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by Partners holding a majority of the Partnership Units (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Partners holding a majority of the Partnership Units (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (I 1) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

     (d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner's shareholders and may be held at the same time as, and as part of, the meetings of the General Partner's shareholders.

15.  GENERAL PROVISIONS

     15.1  Addresses and Notice.
           --------------------

     Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (a) in the case of a Partner, to such Partner at the address set forth in Exhibit A (or, if Exhibit A
                                                     ---------
has not been amended to reflect the address of any such Partner, the Partner Schedule with respect to such Partner) or such other address of which the Partner shall notify the General Partner in writing and (b) in the case of an Assignee, to the address of which such Assignee shall notify the General Partner in writing.

     15.2  Titles and Captions.
           -------------------

     All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

     15.3  Pronouns and Plurals.
           --------------------

     Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     15.4  Further Action.
           ---------------

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     15.5  Binding Effect.
           --------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors administrators, successors, legal representatives and permitted assigns.

     15.6  Waiver.
           ------

     (a) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     (b) The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the representations, duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners, (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state "blue sky" or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

     15.7  Time of Essence.
           ---------------

     Time is of the essence of this Agreement.

     15.8  Counter-parts.
           -------------

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterparts Each party shall become bound by this Agreement immediately upon affixing its signature hereto or upon execution of a Partner Schedule.

     15.9  Applicable Law.
           --------------

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

     15.10 Entire Agreement.
           ----------------

     This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

     15.11 Invalidity of Provisions.
           ------------------------

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     15.12 Limitation to Preserve REIT Status.
           ----------------------------------

     Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to, for or with respect to any Partner or Assignee that is, or has made an election to qualify as, a REIT, or that is a Qualified REIT Subsidiary (any of which, a "REIT Partner"), or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code
Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, to, for or with respect to such REIT Partner shall not exceed the lesser of:

     (a) an amount equal to the excess, if any, of (i) four and nine-tenths percent 0.9%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (H) of Code Section 856(c)(2) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through

     (b) of Code Section 856(c)(2) (but not including the amount of any REIT Payments); or (b) an amount equal to the excess, if any, of (i) twenty-four percent (24%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year that is described in subsections (A) through (1) of Code Section 856(c)(3) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code
Section 856(c)(3) (but not including the amount of any REIT Payments); provided, however, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Partner's ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose. For purposes of this Section 5.12, determinations with respect to a REIT Partner that is a Qualified REIT Subsidiary shall be made with respect to the REIT Partner's shareholder.

     15.13   No Partition.
             ------------

     No Partner or any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have any such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions set forth in this Agreement.

     15.14   No Third-Party Rights Created Hereby.
             ------------------------------------

     The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, interest and no other Person (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by -way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement No creditor or other third party having dealings with the Partnership shall have the fight to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              GENERAL PARTNER:

                              MIT UNSECURED, INC.


                              By: /s/ Milton K. Reeder
                                 --------------------------------
                                    Milton K. Reeder
                              Its:  President



                              LIMITED PARTNERS:

                              MIT UNSECURED, INC.


                              By: /s/ Milton K. Reeder
                                 --------------------------------
                                    Milton K. Reeder
                              Its:  President


                              KENDALL ONTARIO I,
                              a California general partnership



                              By: /s/ Charles B. Kendall
                                 --------------------------------
                                    Charles B. Kendall
                              Its:  President


                              By:  /s/ Sam C. Longo, Jr.
                                  -----------------------------------------
                                    Sam C. Longo, Jr.
                              Its:  General Partner


                              By: /s/ Darla J. Longo
                                 ------------------------------------------
                                    Darla J. Longo
                                    Its: General Partner

                              By:  The Evans Family Trust U/A dated 8/27/87
                              Its: General Partner


                              By: /s/ Terrence Degan Evans
                                 --------------------------------------------
                                    Terrence Degan Evans, Trustee


                              By: /s/ Virginia Dawson Evans
                                 --------------------------------------------
                                    Virginia Dawson Evans, Trustee

                                   EXHIBIT A
                                   ---------

                                   PARTNERS
                                   --------


        Name                      Address                      TIN
        ----                      -------                      ---

MIT Unsecured, Inc.    455 Market Street, 17th Floor       94-3247220
                       San Francisco, CA 94105
                       Attn:  Robert A. Dobbin, Esq.

Kendall Ontario I      C/O Charles Kendall                 95-4032763
                       Post Office Box 2706
                       Rancho Santa Fe, CA 92067

                                  Exh. A - 1

                                   EXHIBIT B
                                   ---------

                     EXAMPLES REGARDING CONVERSION FACTOR
                     ------------------------------------


     For purposes of the following examples, it is assumed that (a) the Conversion Factor in effect on June 30, 2000 is 1.0, (b) July 1, 2000 is the "Partnership Record Date" for purposes of these examples and (c) prior to the events described in the examples there are 100 REIT Shares issued and outstanding.

     Example 1:
     ----------

     On the Partnership Record Date, Meridian declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to paragraph (a) of the definition of "Conversion Factor," the Conversion Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:

                            1.0 x (200 / 100) = 2.0

Accordingly, the Conversion Factor after the stock dividend is declared is 2.0.

     Example 2:
     ----------

     On the Partnership Record Date, Meridian distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 per share. The Value of a REIT Share on the Partnership Record Date is $5.00 per share. Pursuant to paragraph (b) of the definition of "Conversion Factor," the Conversion Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

         1.0 x ([100 + 100] / [100 + {(100 x $4.00) / $5.00}]) = 1.1111

Accordingly, the Conversion Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in paragraph (b) of the definition of "Conversion Factor" shall apply.

     Example 3:
     ----------

     On the Partnership Record Date, Meridian distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner) of $1.00 in respect of each REIT Share owned. The assets do not relate to assets received by Meridian pursuant to a pro rata distribution by the Partnership. The Value of a REIT Share on the Partnership Record Date is $5.00 a share. Pursuant to paragraph
(c) of the

                                  Exh. B - 1
definition of "Conversion Factor," the Conversion Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

                    1.0 x ($5.00 / [$5.00 - $1.00]) = 1.25

Accordingly, the Conversion Factor after the assets are distributed is 1.25.

                                  Exh. B - 2

                                   EXHIBIT C
                                   ---------

                             NOTICE OF REDEMPTION
                             --------------------


To:  MIT Unsecured, Inc.
     455 Market Street, 17th Floor
     San Francisco, CA 94105
     Attn: Robert A. Dobbin, Esq.


     The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption ___________ Partnership Units in Meridian Realty Partners, L.P. in accordance with the terms of the Agreement of Limited Partnership of Meridian Realty Partners, L.P., dated as of _________, 1998, as amended (the "Agreement"), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:

          (a) undertakes (i) to surrender such Partnership Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.6(f) of the Agreement;

          (b) directs that the certified check representing the Cash Amount deliverable upon the closing of such Redemption be delivered to the address specified below;

          (c)   represents, warrants, certifies and agrees that:

                (i) the undersigned Limited Partner or Assignee is a Qualifying Party,

                (ii) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Partnership Units, free and clear of the rights or interests of any other person or entity,

                (iii) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Units as provided herein, and

                (iv) the undersigned Limited Partner or Assignee has obtained the consent or approval of all Persons, if any, having the right to consent to or approve such tender and surrender; and

          (d) the undersigned acknowledges that the undersigned will continue to own such Partnership Units until and unless either (i) the Partnership Units are acquired by the

                                  Exh. C - 1

General Partner pursuant to Section 8.6(b) of the Agreement or (ii) the Redemption transaction closes.

     All capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Agreement.

Dated:____________________          _________________________________________
                                    Name of Limited Partner or Assignee


                                    _________________________________________
                                    (Signature of Limited Partner or Assignee)


                                    _________________________________________
                                    (Street Address)

                                    _________________________________________
                                    (City) (State) (Zip Code)


                                    Signature Guaranteed by:

                                    _________________________________________


Issue Check Payable to:             _________________________________________

Please insert social security
or identifying number:              _________________________________________


     IN WITNESS WHEREOF, the parties have executed this Notice of Redemption as of the date indicated below.

Dated:____________, 199__        GENERAL PARTNER:

                                    MIT UNSECURED, INC., as General
                                    Partner of MERIDIAN REALTY
                                    PARTNERS, L.P.

                                    By:_____________________________________

                                  Exh. C - 2

                                 EXHIBIT D(l)
                                 ------------


                               PARTNER SCHEDULE
                               ----------------

                        MERIDIAN REALTY PARTNERS, L.P.
                        -----------------------------

                      [Original Limited Partner Version]


     THIS PARTNER SCHEDULE is executed by MIT Unsecured, Inc., a California corporation (the "General Partner"), and the party named below (the "Original Limited Partner") in respect of Meridian Realty Partners, L.P., a Delaware limited partnership (the "Partnership").

1.   NAME AND ADDRESS OF ORIGINAL LIMITED PARTNER:


     _________________________________________________________________________
     _________________________________________________________________________
     _________________________________________________________________________
     TIN:_____________________________________________________________________

2.   CAPITAL CONTRIBUTIONS BY ORIGINAL LIMITED PARTNER

     Cash contribution:       $___________________

     Contributed Properties:

Contributed Property      Gross Asset Value      Indebtedness Assumed or Taken
                                                 Subject to Net Asset Value

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

3. PARTNERSHIP UNITS, PREFERRED RETURN PER UNIT, SPECIFIC ADJUSTMENT FACTOR, SPECIFIC ADJUSTMENTS, AND HOLDING PERIODS

     Partnership Units issued to Original Limited Partner:   ____________

     Preferred Return Per Unit:  ______________

     Specific Adjustment Factor: ______________

                                 Exh. D(1) - 1

     Specific Adjustments:

     _________________________________________________________________________
     _________________________________________________________________________
     _________________________________________________________________________
     _________________________________________________________________________

     Holding Period: The Holding Period for purposes of Section 8.6 of the Agreement of Limited Partnership shall be ____ days.

     Holding Period: The Holding Period For purposes of Section 11.3 of the Agreement of Limited Partnership shall be ____ days.

4.   ADMISSION OF ORIGINAL LIMITED PARTNER

     The Original Limited Partner is admitted to the Partnership as an Original Limited Partner. The General Partner hereby consents to such admission.

5.   LIMITED PARTNER DISCLOSURES (SECTION 3.4(e))

     Interests in Tenants:

     _________________________________________________________________________
     _________________________________________________________________________
     _________________________________________________________________________
     _________________________________________________________________________

     REIT Shares Owned and Constructive Owned:

     _________________________________________________________________________
     _________________________________________________________________________
     _________________________________________________________________________
     _________________________________________________________________________


6.   AGREEMENT

     The Original Limited Partner acknowledges receipt of a copy of, and agrees to be bound by, the Agreement of Limited Partnership for the Partnership. The Original Limited Partner specifically confirms (a) the representations and warranties contained in Section 3.4 of such Agreement and (b) the grant of the power of attorney set forth in Section 2.4 of such Agreement.

                                 Exh. D(1) - 2

7.   ADDITIONAL TERMS AND CONDITIONS

     _________________________________________________________________________
     _________________________________________________________________________
     _________________________________________________________________________
     _________________________________________________________________________

     IN WITNESS WHEREOF, the parties have executed this Partner Schedule as of the date indicated below.

Dated:______________, 199__             GENERAL PARTNER:

                                            MIT UNSECURED, INC., as General
                                            Partner of MERIDIAN REALTY
                                            PARTNERS, L.P.


                                            By:_____________________________


                                        ORIGINAL LIMITED PARTNER:


                                            By:_____________________________

                                 Exh. D(1) - 3

                                 EXHIBIT D(2)
                                 ------------

                               PARTNER SCHEDULE
                               ----------------

                        MERIDIAN REALTY PARTNERS, L.P.
                        -----------------------------

                     [Additional Limited Partner Version]

     THIS PARTNER SCHEDULE is executed by MIT Unsecured, Inc., a California corporation (the "General Partner"), and the party named below (the "Additional Limited Partner") in respect of Meridian Realty Partners, L.P., a Delaware limited partnership (the "Partnership").

1.   NAME AND ADDRESS OF ADDITIONAL LIMITED PARTNER:

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________
     TIN:____________________________________________________________________

2.   CAPITAL CONTRIBUTIONS BY ADDITIONAL LIMITED PARTNER

     Cash contribution:       $_______________________

     Contributed Properties:

Contributed Property     Gross Asset Value        Indebtedness Assumed or Taken
                                                  Subject to Net Asset Value

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

3. LIMITED PARTNER CLASS, PARTNERSHIP UNITS, PREFERRED RETURN PER UNIT, SPECIFIC ADJUSTMENT FACTOR, SPECIFIC ADJUSTMENTS, AND HOLDING PERIODS

     Limited Partner Class:   ________________________

     Partnership Units issued to Additional Limited Partner:____________________

     Preferred Return Per Unit:     $____________________ per quarter


                                  Exh. D(2)-1

     Specific Adjustment Factor: ________________________

     Specific Adjustments:

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________


     Holding Period: The Holding Period for purposes of Section 8.6 of the Agreement of Limited Partnership shall be ____ days.

     Holding Period: The Holding Period For purposes of Section 11.3 of the Agreement of Limited Partnership shall be ____ days.

4.   ADMISSION OF ADDITIONAL LIMITED PARTNER

     The Additional Limited Partner is admitted to the Partnership as an Additional Limited Partner. The General Partner hereby consents to such admission.

5.   LIMITED PARTNER DISCLOSURES (SECTION 3.4(e))

     Interests in Tenants:

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________

     REIT Shares Owned and Constructive Owned:

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________

6.   AGREEMENT

     The Additional Limited Partner acknowledges receipt of a copy of, and agrees to be bound by, the Agreement of Limited Partnership for the Partnership. The Additional Limited Partner specifically confirms (a) the representations and warranties contained in Section 3.4 of such Agreement and (b) the grant of the power of attorney set forth in Section 2.4 of such Agreement.

                                  Exh. D(2)-2

7.   ADDITIONAL TERMS AND CONDITIONS

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________


     IN WITNESS WHEREOF, the parties have executed this Partner Schedule as of the date indicated below.

Dated:______________, 199__             GENERAL PARTNER:

                                        MIT UNSECURED, INC., as General Partner
                                        of MERIDIAN REALTY PARTNERS, L.P.


                                        By:___________________________________


                                        ADDITIONAL LIMITED PARTNER:


                                        By:___________________________________

                                  Exh. D(2)-3

                                 EXHIBIT D(3)
                                 ------------

                               PARTNER SCHEDULE
                               ----------------

                        MERIDIAN REALTY PARTNERS, L.P.
                        -----------------------------

                     [Substituted Limited Partner Version]

     THIS PARTNER SCHEDULE is executed by MIT Unsecured, Inc., a California corporation (the "General Partner"), and the party named below (the "Substituted Limited Partner") in respect of Meridian Realty Partners, L.P., a Delaware limited partnership (the "Partnership").

1.   NAME AND ADDRESS OF SUBSTITUTED LIMITED PARTNER:

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________
     TIN:____________________________________________________________________

2.   CAPITAL CONTRIBUTIONS BY PREDECESSOR LIMITED PARTNER

     Name of Predecessor:     ____________________________________________

     Cash contribution:       $_______________________

     Contributed Properties:

Contributed Property      Gross Asset Value       Indebtedness Assumed or Taken
                                                  Subject to Net Asset Value

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

3. LIMITED PARTNER CLASS, PARTNERSHIP UNITS, PREFERRED RETURN PER UNIT, SPECIFIC ADJUSTMENT FACTOR, SPECIFIC ADJUSTMENTS, AND HOLDING PERIODS

     Limited Partner Class:   ________________________

     Partnership Units held by
     Substituted Limited Partner:   ________________________

                                  Exh. D(3)-1

     Preferred Return Per Unit:     $____________________ per quarter

     Specific Adjustment Factor: ________________________

     Specific Adjustments:

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________

     Holding Period: The Holding Period for purposes of Section 8.6 of the Agreement of Limited Partnership shall be ____ days.

     Holding Period: The Holding Period For purposes of Section 11.3 of the Agreement of Limited Partnership shall be ____ days.

4.   ADMISSION OF SUBSTITUTED LIMITED PARTNER

     The Substituted Limited Partner is admitted to the Partnership as an Substituted Limited Partner. The General Partner hereby consents to such admission.

5.   LIMITED PARTNER DISCLOSURES (SECTION 3.4(e))

     Interests in Tenants:

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________

     REIT Shares Owned and Constructive Owned:

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________

6.   AGREEMENT

     The Substituted Limited Partner acknowledges receipt of a copy of, and agrees to be bound by, the Agreement of Limited Partnership for the Partnership. The Substituted Limited Partner specifically confirms (a) the representations and warranties contained in Section 3.4 of such Agreement and (b) the grant of the power of attorney set forth in Section 2.4 of such Agreement.

                                  Exh. D(3)-2

7.   ADDITIONAL TERMS AND CONDITIONS

     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________
     ________________________________________________________________________


     IN WITNESS WHEREOF, the parties have executed this Partner Schedule as of the date indicated below.

Dated:______________, 199__             GENERAL PARTNER:

                                        MIT UNSECURED, INC., as General Partner
                                        of MERIDIAN REALTY PARTNERS, L.P.


                                        By:___________________________________


                                        SUBSTITUTED LIMITED PARTNER:


                                        By:___________________________________

                                  Exh.D(3)-3

                                   EXHIBIT E
                                   ---------

                     FORM OF PARTNERSHIP UNIT CERTIFICATE
                     ------------------------------------


THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE -SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS. IN ADDITION, THE LIMITED PARTNERSHIP INTEREST EVIDENCED BY THIS CERTIFICATE MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF MERIDIAN REALTY PARTNERS, L.P., DATED _____________, 1998, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM MERIDIAN INDUSTRIAL TRUST, INC., THE GENERAL PARTNER, AT ITS PRINCIPAL EXECUTIVE OFFICE.

                                                         Class _________________

                                                         Certificate No.________

                        MERIDIAN REALTY PARTNERS, L.P.
                FORMED UNDER THE LAWS OF THE STATE OF DELAWARE


This certifies that _______________________________________

is the owner of * * * ______________ (_________) * * *


                      FULLY PAID PARTNERSHIP UNITS, CLASS
                                      OF
                        MERIDIAN REALTY PARTNERS, L.P.,

transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Partnership Units Represented hereby are issued and shall be held subject to all of the provisions of the Agreement of Limited Partnership, as the same may be amended and/or supplemented from time to time.

                                   Exh. E-1

     IN WITNESS WHEREOF, the undersigned has signed this Certificate.


Dated:_______________                   MIT UNSECURED, INC., as General Partner,
                                        of MERIDIAN REALTY PARTNERS, L.P.


                                        By:____________________________________

                                   Exh. E-2

                               KENDALL ONTARIO I
                               -----------------

                               PARTNER SCHEDULE
                               ----------------

                        MERIDIAN REALTY PARTNERS, L.P.
                        -----------------------------


     THIS PARTNER SCHEDULE is executed by MIT Unsecured, Inc., a California corporation (the "General Partner"), and the party named below (the "Original Limited Partner") in respect of Meridian Realty Partners, L.P., a Delaware limited partnership (the "Partnership").

1.   NAME AND ADDRESS OF ORIGINAL LIMITED PARTNER:

          Kendall Ontario I
          c/o Charles B. Kendall
          Post Office Box 2706
          Rancho Santa Fe, CA 92067
          Taxpayer Identification Number:  95-4032763

2.   CAPITAL CONTRIBUTION BY ORIGINAL LIMITED PARTNER:

          Cash Contributed: $ 23,123.53
                            -----------
          Contributed Property:

Contributed Property   Gross Asset Value   Indebtedness Assumed  Net Asset Value
                                           Or Taken Subject To

701 Malaga Place          $7,000,000          $6,431,492.01         $600,000
Ontario, CA
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

3. PARTNERSHIP UNITS, PREFERRED RETURN PER UNIT, SPECIFIC ADJUSTMENT FACTOR SPECIFIC ADJUSTMENTS, AND HOLDING PERIODS:

     Partnership Units issued to Original Limited Partner: 29,712

     Preferred Return Per Unit: $1.0097

     Specific Adjustment Factor: ONE

     Specific Adjustments: NONE.

     Holding Period: The Holding Period for purposes of Section 8.6 of the Agreement of Limited Partnership shall be ONE YEAR.

     Holding Period: The Holding Period for purposes of Section 11.3 of the Agreement of Limited Partnership shall be ONE YEAR.

4.   ADMISSION OF ORIGINAL LIMITED PARTNER:

     The Original Limited Partner is admitted to the Partnership as an Original Limited Partner. The General Partner hereby consents to such admission.

5.   LIMITED PARTNER DISCLOSURES (SECTION 3.4(e)):

     Interests in Tenants:    NONE

     REIT Shares Owned and Constructively Owned:  NONE

6.   AGREEMENT:

     The Original Limited Partner acknowledges receipt of a copy of, and agrees to be bound by, the Agreement of Limited Partnership for the Partnership. The Original Limited Partner specifically confirms (a) the representations and warranties contained in Section 3.4 of such Agreement and (b) the grant of the power of attorney set forth in Section 2.4 of such Agreement.

7.   ADDITIONAL TERMS AND CONDITIONS:

          (a) Prior to the fifth anniversary of the Partnership's acquisition of the Property, the Partnership will not dispose of all or any portion of the Property or any interest therein in a transaction that causes the Original Limited Partner to recognize taxable income.

          (b) At the closing, the Partnership and the partners of the Original Limited Partner will enter into a Limited Several Guaranty substantially identical to Exhibit I attached hereto and incorporated herein (the "Guaranty"). Prior to the fifth anniversary of the Partnership's acquisition of the Property, the Partnership will not permit the indebtedness that is subject to the Guaranty to be reduced below $2,310,000 and will give the Original Limited Partner a reasonable opportunity in connection with any refinancing or restructuring of such indebtedness to assume an economic risk of loss (within the meaning of Section 1.752-1(a)(1) of the Treasury Regulations) up to $2,310,000 in connection with such indebtedness.

          (c) At the closing, Meridian Industrial Trust, Inc., the parent corporation of the General Partner, and the Original Limited Partner will enter into a Registration Rights Agreement substantially identical to Exhibit 2 attached hereto and incorporated herein.

Dated:_______________                   GENERAL PARTNER:

                                        MIT UNSECURED, INC., as General Partner, of MERIDIAN REALTY PARTNERS, L.P.


                                        By:   /s/ Milton K. Reeder
                                           ----------------------------
                                              Milton K. Reeder
                                        Its:  President

                                        ORIGINAL LIMITED PARTNER:

                                        KENDALL ONTARIO I, a California general
                                        partnership


                                        By:   /s/ Charles B. Kendall
                                           ----------------------------
                                              Charles B. Kendall
                                        Its:  Partner


                                        By:   /s/ Sam C. Longo, Jr.
                                           ----------------------------
                                              Sam C. Longo, Jr
                                        Its:  Partner


                                        By:   /s/ Darla J. Longo
                                           ----------------------------
                                              Darla J. Longo
                                        Its:  Partner


                                        By:   The Evans Family Trust u/a
                                              August 27, 1987
                                        Its:  Partner


                                              By: /s/ Terrence Degan Evans
                                                 --------------------------
                                                  Terrence Degan Evans, Trustee


                                              By: /s/ Virginia Dawson Evans
                                                 --------------------------
                                                  Virginia Dawson Evans, Trustee

                                   EXHIBIT I
                                   ---------

                       FORM OF LIMITED SEVERAL GUARANTY
                       --------------------------------

                           LIMITED SEVERAL GUARANTY

     This Limited Guaranty ("Guaranty") dated as of August __, 1998 is executed
                           ------------
and delivered by the undersigned (collectively, "the Guarantors"), to Meridian Industrial Trust, Inc., a Maryland corporation ("Lender").
                                               ----------

                                   ARTICLE I

     Section 1.1    Definitions. As used in this Guaranty, these terms shall
                    -----------
have these respective meanings:

     Borrower means Meridian Realty Partners, L.P., a Delaware limited
     --------
partnership.

     Debt means all debt (principal, interest or other) evidenced by the Note
     ----
and which is then payable by Borrower under the terms thereof.

     Deed of Trust means that certain deed of trust on the Property that secures
     -------------
the Note.

     Note means that certain secured promissory note dated the date hereof in
     -----
the principal amount of $2,310,000 executed by Borrower in favor of Lender.

     Obligor means any person or entity now or hereafter primarily or
     -------
secondarily obligated to pay all or any part of the Debt, including Borrower and Guarantors.

     Person means any person, entity or body.
     ------

     Property means the real property described in Exhibit B.
     --------                                      ---------


                                   ARTICLE 2

     Section 2.1    Consideration. For consideration which Guarantors have
                    -------------
determined will substantially benefit Guarantors directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which Guarantors hereby acknowledge, Guarantors execute and deliver this Guaranty to Lender with the intention of being presently and legally bound by its terms.

     Section 2.2    Several Obligations.  Notwithstanding anything to the
                    -------------------
contrary contained herein, each Guarantor's liability hereunder shall be limited to such Guarantor's Pro Rata Share ("Pro Rata Share") of the outstanding balance of the Debt. Each Guarantor's Pro Rata share shall be as set forth in Exhibit A attached hereto and incorporated by reference.

                                   ARTICLE 3

     Section 3.1    Payment Guaranty. Subject to the limitation set forth in
                    ----------------
Section 2.2, each Guarantor hereby unconditionally guarantees to Lender the full, prompt and punctual payment of the Debt by Borrower when due at its stated maturity in accordance with the Note and Deed of Trust, subject to the terms and conditions thereof. To the fullest extent permitted by applicable law, each Guarantor waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers. Notwithstanding the foregoing, the liability of each Guarantor hereunder is and shall be limited as set forth in Section 2.2.

     Section 3.2    Obligations Not Affected. The covenants, agreements and
                    -------------------------
obligations of each Guarantor under this Guaranty shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any competent governmental authority:

     (a) extension of time for payment of any part of the Debt or any other sums payable under the Note or Deed of Trust, extension of time for performance of any other obligation under or arising out of or in connection with the Note or Deed of Trust or change in the manner, place or ocher terms of such payment or performance;

     (b)  settlement or compromise of any part or all of the Debt;

     (c) renewal, restatement, replacement, cancellation (whether or not material) of any part of the Note or any obligations under the Note or Deed of Trust of any obligor or any other party to the Note or Deed of Trust (without limiting the number of times any of the foregoing may occur); or

     (d) taking or acceptance of any security or guaranty for the payment or performance of any or all of the Debt or the obligations of any obligor.

     Notwithstanding the foregoing, neither the Note nor the Deed of Trust may be amended or modified without the prior written consent of Guarantors.

     Section 3.3    Waiver of Certain Rights and Notices. Subject to the
                    ------------------------------------
provisions of Section 2.2, each Guarantor hereby WAIVES and RELEASES all right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of any part of the Debt, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate and notice of acceleration, collection, suit and the taking of any other action by Lender. Each Guarantor has executed this Guaranty with the intent of being at risk and bearing the economic risk of loss with respect to such Guarantor's Pro Rata Share of the Debt; provided, however, that if a Guarantor makes any payment hereunder, he or she shall, to the extent of such payment, be subrogated to the rights of Lender to foreclose on the Property or other collateral, if any, given by Borrower to secure the Debt.

                                   ARTICLE 4

     Each Guarantor severally warrants and represents as follows:

     Section 4.1    Authority. Such Guarantor has the full legal right, power
                    ---------
and authority to execute, deliver and perform his or her obligations under this Guaranty.

     Section 4.2    Consents. The execution, delivery and performance of this
                    --------
Guaranty by such Guarantor does not require (i) any consent of any other Person or (ii) any consent, license, permit, authorization or other approval of any court, arbitrator, administrative agency or other governmental authority, or any notice to, exemption by, any registration, declaration or filing with or the taking of any other action in respect of, any such court, arbitrator, administrative agency or other governmental authority.

     Section 4.3    No Conflict. Neither the execution or delivery of this
                    -----------
Guaranty, nor the fulfillment of or compliance with its terms and provisions will (i) violate any constitutional provision, law or rule, or any regulation, order or decree of any governmental authority to which such Guarantor is subject or (ii) conflict with or result in a breach of the terms, conditions or provisions of, or cause a default under, any agreement, instrument, franchise, license or concession to which such Guarantor is bound.

     Section 4.4    Enforceability. Such Guarantor has duly and validly
                    --------------
executed, issued and delivered this Guaranty. It is in proper legal form for prompt enforcement and it is such Guarantor's valid and legally binding obligation, enforceable in accordance with the terms.

     Section 4.5    Limitation of Liability. No Guarantor shall be liable for
                    -----------------------
any misrepresentation or breach of warranty of any other Guarantor.

                                   ARTICLE 5

     Section 5.1    Term. This Guaranty shall terminate and be of no further
                    ----
force or effect upon the earliest of (i) full payment of the Debt and complete performance of all of the obligations of the obligors under the Note, or (ii) Guarantor ceases to be a partner of Borrower, or (iii) Borrower sells or transfers the Property at a time when Borrower is not in default in the repayment of the Note.

                                   ARTICLE 6

     Section 6.1    Binding on Successors, No Assignment by Each Guarantor or
                    ---------------------------------------------------------
Lender. All guaranties, warranties, representations, covenants and agreements
------
in this Guaranty shall bind the successors and assigns of each Guarantor and shall benefit Lender, its successors and assigns. Neither any Guarantor nor Lender shall assign or delegate any of their respective obligations or rights under this Guaranty or the Note without the express prior written consent of the other party; provided however, that Lender may assign its rights hereunder at any time without the consent of the Guarantors in connection with any merger, acquisition, consolidation, sale or contribution of all assets to any Person or other similar transaction with respect to the Lender.

     Section 6.2    Amendments in Writing. The Guaranty shall not be changed
                    ---------------------
orally but shall be changed only by agreement in writing signed by the Guarantors and Lender. Any waiver or consent with respect to this Guaranty shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms of provisions of this Guaranty.

     Section 6.3    Notices Any notice, request or other communication
                    -------
required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested (and if so given, shall be deemed given on the third business day after mailing) addressed (i) to any Guarantor at the address of such Guarantor provided on the records of Borrower or (ii) to the Lender at Meridian Industrial Trust, Inc., 455 Market Street, 17th Floor, San Francisco, California 94105, Attention: Robert A. Dobbin.

     Section 6.4    Gender "Including" is Not Limiting Section Headings. The
                    ---------------------------------------------------
masculine and neuter genders used in this Guaranty each includes the masculine, feminine and neuter genders, and the singular number includes the plural where appropriate, and vice versa. Wherever the term "including" or a similar term is used in this Guaranty, it shall be read as if it were written "Including by way of example only and without in any way limiting the generality of the clause or concept referred to." The headings used in this Guaranty are included for reference only and shall not be considered in interpreting, applying or enforcing this Guaranty.

     Section 6.5    Applicable Law. THIS GUARANTY SHALL BE GOVERNED BY AND
                    --------------
CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF CALIFORNIA AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

     Section 6.6    Survival. The representations, covenants and agreements set
                    --------
forth in this Guaranty shall continue and survive until final termination of this Guaranty.

     Section 6.7    Rights Cumulative; Delay Not Waiver. Lender's exercise of
                    -----------------------------------
any right, benefit or privilege under the Note, Deed of Trust or any other instruments or at law or in equity shall not preclude the concurrent or subsequent exercise of any of Lender's other present and future rights, benefits or privileges. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law, the Note, Deed of Trust or any other document. No failure by Lender to exercise, and no delay in exercising, any right under the Note, Deed of Trust or any other instruments shall operate as a waiver thereof.

     Section 6.8    Severability. If any provision of this Guaranty is held to
                    ------------
be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected thereby, and this Guaranty shall be liberally construed so as to carry out the intent of the parties. Each waiver in this Guaranty is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (i) it is not prohibited by applicable law and (ii) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it.

     Section 6.9    Entire Agreement. This Guaranty embodies the entire
                    ----------------
agreement and understanding between Guarantors and Lender with respect to its subject matter and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Guarantors acknowledge and agree that there is no oral agreement between any Guarantor and Lender with respect to the subject matter hereof which has not been incorporated in this Guaranty.

     Section 6.10   Usury Not Intended, Savings Provisions.  Notwithstanding any
                    --------------------------------------
provision to the contrary contained in the Note or Deed of Trust, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Guaranty which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable California or federal laws, whichever permit the higher rate. In this connection, Guarantor and Lender stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Guaranty shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. No Guarantor shall be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatsoever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Lender shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the applicable indebtedness, so that the interest rate is uniform throughout the full term of such indebtedness. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between Guarantors and Lender.

     THIS GUARANTY is executed as of the date first above written.

                                        GUARANTOR



                                        ______________________________________
                                        Charles B. Kendall, Trustee of

                                        ______________________________________
                                        ______________________________________


                                        ______________________________________
                                        Terrence Deagan Evans, Trustee of the
                                        Evans Family Trust U/A dated 8/27/87


                                        ______________________________________
                                        Virginia Dawson Evans, Trustee of the
                                        Evans Family Trust U/A dated 8/27/87


                                        ______________________________________
                                        Sam C. Longo


                                        ______________________________________
                                        Darla S. Longo

Accepted by:

[LENDER]

Meridian Industrial Trust, Inc.,
a Maryland corporation

By:__________________________
     Milton K. Reeder
Its. President

                                   EXHIBIT A
                                   ---------

                       PRO RATA SHARE OF EACH GUARANTOR
                       --------------------------------


Name of Guarantor                                 Pro Rata Share
-----------------                                 --------------
                                                  Obligation For Debt
                                                  -------------------

Charles B. Kendall,                                     33 1/3%
Trustee of


Terrence Deagan Evans and Virginia Dawson               33 1/3%
Evans, Trustees of the Evans Family Trust,
U/A dated 8/27/87

Sam C. Longo                                            16    %

Darla J. Longo                                          16    %

                                   EXHIBIT B
                                   ---------


THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SAN BERNARDINO, AND IS DESCRIBED AS FOLLOWS:

PARCEL 2 OF PARCEL MAP NO. 6084, AS SHOWN BY MAP ON FILE IN BOOK 76 PAGE(S) 54 AND 55, OF PARCEL MAPS, RECORDS OF SAN BERNARDINO COUNTY, CALIFORNIA;

EXCEPTING THEREFROM ALL MINERALS AND MINERAL RIGHTS, INTERESTS, AND ROYALTIES, INCLUDING WITHOUT LIMITING THE GENERALITY THEREOF, ALL OIL, GAS AND OTHER HYDROCARBON SUBSTANCES AS WELL AS METALLIC OR OTHER SOLID MINERALS, PROVIDED THAT GRANTOR, ITS SUCCESSORS AND/OR ASSIGNS, SHALL NOT HAVE THE RIGHT TO GO UPON THE SURFACE OF THE PROPERTY FOR THE PURPOSE OF EXTRACTING SAID OIL, GAS AND OTHER HYDROCARBON SUBSTANCES AS WELL AS METALLIC OR OTHER SOLID MINERALS, NOR FOR ANY PURPOSE IN CONNECTION THEREWITH, BUT SHALL HAVE THE RIGHT TO EXTRACT AND REMOVE SAID OIL, GAS AND OTHER HYDROCARBON SUBSTANCES AS WELL AS METALLIC OR OTHER SOLID MINERALS BY MEANS OF SLANT-DRILLED WELLS LOCATED ON ADJACENT OR NEARBY LAND, OR BY ANY OTHER MEANS WHICH SHALL NOT REQUIRE ENTRY UPON THE SURFACE OF THE PROPERTY, AS RESERVED IN THE DEED FROM SOUTHERN PACIFIC INDUSTRIAL DEVELOPMENT COMPANY, A CORPORATION, RECORDED JUNE 30, 1986 AS INSTRUMENT NO. 86-169964 OF OFFICIAL RECORDS.

                                   EXHIBIT 2
                                   ---------

                     FORM OF REGISTRATION RIGHTS AGREEMENT
                     -------------------------------------

                                      10